[***] Certain information in this document, marked by brackets, has been excluded pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

EXECUTION VERSION

AMENDMENT NO. 1, dated as of April 30, 2020 (this “Amendment”), relating to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 22, 2018 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation (the “Borrower”), the LENDERS from time to time party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the other agents party thereto.

WHEREAS, the Lenders have agreed to extend credit to the Borrower under the Existing Credit Agreement on the terms and subject to the conditions set forth therein; and

WHEREAS, the Borrower has requested, and the parties hereto have agreed, to amend certain provisions of the Existing Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Amended Credit Agreement (as defined below).

SECTION 2. Amendment of the Existing Credit Agreement. Effective on the Amendment Effective Date (as defined below), the Existing Credit Agreement (excluding the Schedules and Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underscored text (indicated textually in the same manner as the following example: underscored text) as set forth in the pages of the Existing Credit Agreement attached as Exhibit A hereto (the Existing Credit Agreement, as so amended, being referred to as the “Amended Credit Agreement”).

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to such other parties that, on and as of the Amendment Effective Date:

(a) This Amendment has been duly authorized, executed and delivered by the Borrower and this Amendment and the Amended Credit Agreement constitutes the Borrower’s legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties set forth in Section 6 of the Amended Credit Agreement are true and correct on and as of the Amendment Effective Date (i) in the case of any representation and warranty that is qualified by materiality, in all respects and (ii) otherwise, in all material respects, except to the extent they expressly and exclusively

 2

relate to an earlier date in which case such representations and warranties shall be true and correct (x) in the case of any representation and warranty that is qualified by materiality, in all respects and (y) otherwise, in all material respects, as of such earlier date.

(c) On the Amendment Effective Date, after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.

SECTION 4. Effectiveness. The amendment of the Existing Credit Agreement in the form of the Amended Credit Agreement shall become effective on the date (the “Amendment Effective Date”) on which the following conditions shall have been satisfied or waived in accordance with Section 11.6 of the Amended Credit Agreement:

(a)       The Administrative Agent shall have received duly executed counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the Required Lenders and the Administrative Agent.

(b)       The Administrative Agent shall have received payment from the Borrower, for the account of each Lender that executes and delivers a counterpart signature page to this Amendment no later than 5:00 p.m., New York City time, on April 29, 2020, an amendment fee (the “Amendment Fee”) in an amount equal to [***]% of the amount of the Revolving Commitment of such Lender under the Existing Credit Agreement (whether used or unused) on the Amendment Effective Date. The Amendment Fee shall be payable in immediately available funds if, and only if, the Amendment Effective Date occurs, and, once paid, shall not be refundable.

(c)       The Administrative Agent shall have received, in immediately available funds and to the extent provided in Section 6 of this Amendment and Section 11.5 of the Amended Credit Agreement, payment of all costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment, the Existing Credit Agreement and the Amended Credit Agreement or the transactions contemplated hereby and thereby, including, to the extent invoiced at least one Business Day prior to the Amendment Effective Date, all amounts payable under Section 6 of this Amendment.

(d)       The representations set forth in Section 3 of this Amendment and in Section 6 of the Amended Credit Agreement shall be true and correct on and as of the Amendment Effective Date and the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower, dated the Amendment Effective Date, to such effect.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 5. Effect of Amendment. Except as expressly set forth herein and in the Amended Credit Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights or remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Credit Document, and

 3

shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a “Credit Document” for all purposes of the Amended Credit Agreement and the other Credit Documents. On and after the Amendment Effective Date, any reference to the Existing Credit Agreement contained in the Credit Documents shall mean the Amended Credit Agreement. The Borrower, the Administrative Agent and the Lenders shall treat this Amendment as not qualifying as a significant modification of the Loans for U.S. federal, state and local income tax purposes.

SECTION 6. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment and the transactions contemplated hereby, including reasonable and documented out-of-pocket fees, charges and disbursements of one counsel for the Administrative Agent.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

QUEST DIAGNOSTICS INCORPORATED,
by:
/s/ Sandip R. Patel
Name: Sandip R. Patel
Title: Vice President & Treasurer

[Signature Page to Quest Diagnostics Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender
By:
/s/ Louis Salvino
Name: Louis Salvino
Title: Vice President

[Signature Page to Quest Diagnostics Amendment No. 1]

To approve this Amendment No. 1:

WELLS FARGO BANK, N.A.

By:
/s/ Darin Mullis
Name: Darin Mullis
Title: Managing Director

[Signature Page to Quest Diagnostics Amendment No. 1]

To approve this Amendment No. 1:

MIZUHO BANK, LTD.

By:
/s/ Tracy Rahn
Name: Tracy Rahn
Title: Executive Director

By:[1]

Name:
Title:

1 For any Lender requiring a second signature line.

[Signature Page to Quest Diagnostics Amendment No. 1]

To approve this Amendment No. 1:

MORGAN STANLEY BANK, N.A.

By:
/s/ Gilroy D’Souza
Name: Gilroy D’Souza
Title: Authorized Signatory

By:[1]

Name:
Title:

1 For any Lender requiring a second signature line.

[Signature Page to Quest Diagnostics Amendment No. 1]

To approve this Amendment No. 1:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

By:
/s/ Gordon Yip
Name: Gordon Yip
Title: Director

By:
/s/ Jill Wong
Name: Jill Wong
Title: Director

[Signature Page to Quest Diagnostics Amendment No. 1]

To approve this Amendment No. 1:

FIFTH THIRD BANK, NATIONAL
ASSOCIATION

By:
/s/ John McChesney
Name: John McChesney
Title: Director

By:[1]

Name:
Title:

1 For any Lender requiring a second signature line.

[Signature Page to Quest Diagnostics Amendment No. 1]

To approve this Amendment No. 1:

Goldman Sachs Bank USA,

By:
/s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

By:[1]

Name:
Title:

1 For any Lender requiring a second signature line.

[Signature Page to Quest Diagnostics Amendment No. 1]

To approve this Amendment No. 1:

MUFG BANK, LTD. (f.k.a THE BANK OF
TOKYO-MITSUBISHI UFJ, LTD.), as a Lender,

By:
/s/ Jack Lonker
Name: Jack Lonker
Title: Director

[Signature Page to Quest Diagnostics Amendment No. 1]

To approve this Amendment No. 1:

PNC BANK, NATIONAL ASSOCIATION

By:
/s/ Michael Richards
Name: Michael Richards
Title: Senior Vice President & Managing Director

[Signature Page to Quest Diagnostics Amendment No. 1]

To approve this Amendment No. 1:

Bank of America, N.A.,

By:
/s/ Joseph L. Corah
Name: Joseph L. Corah
Title: Director

By:[1]

Name:
Title:

1 For any Lender requiring a second signature line.

[Signature Page to Quest Diagnostics Amendment No. 1]

To approve this Amendment No. 1:

THE BANK OF NEW YORK MELLON,

By:
/s/ Clifford A. Mull
Name: Clifford A. Mull
Title: Director

By:[1]

Name:
Title:

1 For any Lender requiring a second signature line.

[Signature Page to Quest Diagnostics Amendment No. 1]

To approve this Amendment No. 1:

KeyBank National Association,

By:
/s/ Thomas A. Crandell
Name: Thomas A. Crandell
Title: Senior Vice President

[Signature Page to Quest Diagnostics Amendment No. 1]

Exhibit A

EXHIBIT A

__________________________________________________________________________

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 22, 2018

among

QUEST DIAGNOSTICS INCORPORATED,

as Borrower,

THE LENDERS IDENTIFIED HEREIN,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Syndication Agent

________________________________________________________

JPMORGAN CHASE BANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.,

MIZUHO BANK, LTD., and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

and

MIZUHO BANK, LTD. and

WELLS FARGO BANK, N.A.
as Documentation Agents

__________________________________________________________________________

[***] Certain information in this document, marked by brackets, has been excluded pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

Table of Contents
Page
SECTION 1 DEFINITIONS AND ACCOUNTING TERMS		1
1.1	Definitions.	1
1.2	Other Interpretive Provisions.	~~29~~35
1.3	Accounting Terms/Calculation of Financial Covenants.	~~30~~36
1.4	Rounding.	~~31~~37
1.5	Exchange Rates; Currency Equivalents.	~~31~~37
1.6	Additional Alternative Currencies.	~~31~~37
1.7	Change of Currency.	~~32~~38
1.8	References to Agreements and Laws.	~~33~~39
1.9	Letter of Credit Amounts.	~~33~~39
1.10	Interest Rates; LIBOR Notification	39
SECTION 2 CREDIT FACILITIES		~~33~~40
2.1	Revolving Loans.	~~33~~40
2.2	Letter of Credit Subfacility.	~~35~~42
2.3	Swing Line Loans Subfacility.	~~42~~49
2.4	Continuations and Conversions.	~~44~~50
2.5	Minimum Amounts.	~~45~~51
2.6	Defaulting Lenders.	~~45~~52
2.7	Incremental Facilities.	~~47~~53
2.8	Extension of Revolving Maturity Date.	~~49~~56
SECTION 3 GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT		~~51~~57
3.1	Interest.	~~51~~57
3.2	Place and Manner of Payments.	~~51~~58
3.3	Prepayments.	~~52~~58
3.4	Fees.	~~53~~59
3.5	Payment in Full at Maturity.	~~54~~60
3.6	Computations of Interest and Fees.	~~54~~60
3.7	Pro Rata Treatment.	~~55~~61
3.8	Sharing of Payments.	~~56~~63
3.9	Capital Adequacy.	~~57~~63
3.10	Inability To Determine Interest Rate.	~~57~~64
3.11	Illegality.	~~58~~65
3.12	Requirements of Law.	~~59~~66
3.13	Taxes.	~~59~~66
3.14	Compensation.	~~62~~70
3.15	Determination and Survival of Provisions.	~~63~~70
3.16	Notification by Lenders.	~~63~~70
3.17	Mitigation; Mandatory Assignment.	~~64~~71
SECTION 4 [Reserved]		~~64~~72

i

SECTION 5 CONDITIONS PRECEDENT		~~64~~72
5.1	Conditions to Effectiveness.	~~64~~72
5.2	Conditions to All Extensions of Credit.	~~66~~73
SECTION 6 REPRESENTATIONS AND WARRANTIES		~~66~~74
6.1	Organization and Good Standing.	~~67~~74
6.2	Due Authorization.	~~67~~74
6.3	Enforceable Obligations.	~~67~~75
6.4	No Conflicts.	~~67~~75
6.5	Consents.	~~68~~75
6.6	Financial Condition.	~~68~~75
6.7	Material Adverse Effect.	~~68~~76
6.8	Disclosure.	~~68~~76
6.9	No Default.	~~69~~76
6.10	Litigation.	~~69~~76
6.11	Taxes.	~~69~~76
6.12	Compliance with Law.	~~69~~77
6.13	Licensing and Accreditation.	~~70~~77
6.14	Insurance.	~~70~~78
6.15	Use of Proceeds.	~~70~~78
6.16	Government Regulation.	~~70~~78
6.17	ERISA.	~~70~~78
6.18	Environmental Matters.	~~71~~79
6.19	Intellectual Property.	~~71~~79
6.20	Subsidiaries.	~~72~~79
6.21	Anti-Corruption Laws and Sanctions.	~~72~~79
6.22	EEA Financial Institution.	~~72~~80
SECTION 7 AFFIRMATIVE COVENANTS		~~72~~80
7.1	Information Covenants.	~~72~~80
7.2	Financial Covenant.	~~75~~83
7.3	Preservation of Existence and Franchises.	~~76~~84
7.4	Compliance with Law.	~~76~~84
7.5	Payment of Taxes.	~~76~~85
7.6	Insurance.	~~77~~85
7.7	Maintenance of Property.	~~77~~85
7.8	Use of Proceeds.	~~77~~85
7.9	Audits/Inspections.	~~77~~86
7.10	Subsidiary Guarantees.	~~78~~86
7.11	Compliance Program.	~~78~~86
SECTION 8 NEGATIVE COVENANTS		~~78~~87
8.1	Indebtedness of Subsidiaries.	~~79~~87
8.2	Liens.	~~80~~88

ii

8.3	Sale and Leaseback Transactions.	~~81~~89
8.4	Nature of Business.	~~81~~89
8.5	Fundamental Changes.	~~81~~89
8.6	Transactions with Affiliates.	~~81~~90
8.7	Acquisitions	90
8.8	Restricted Payments	91
SECTION 9 EVENTS OF DEFAULT		~~82~~91
9.1	Events of Default.	~~82~~91
9.2	Acceleration; Remedies.	~~84~~93
9.3	Allocation of Payments After Event of Default.	~~85~~94
SECTION 10 AGENCY PROVISIONS		~~86~~95
10.1	Appointment.	~~86~~95
10.2	Delegation of Duties.	~~87~~96
10.3	Exculpatory Provisions.	~~87~~96
10.4	Reliance on Communications.	~~87~~96
10.5	Notice of Default.	~~88~~97
10.6	Non-Reliance on Administrative Agent and Other Lenders.	~~88~~97
10.7	Indemnification.	~~89~~98
10.8	Administrative Agent in Its Individual Capacity.	~~89~~99
10.9	Successor Agent.	~~90~~99
10.10	Agent May File Proofs of Claim.	~~90~~99
10.11	Certain Lender Representations, Etc.	~~91~~100
SECTION 11 MISCELLANEOUS		~~93~~102
11.1	Notices, Etc.	~~93~~102
11.2	Right of Set-Off.	~~96~~105
11.3	Benefit of Agreement.	~~96~~105
11.4	No Waiver; Remedies Cumulative.	~~100~~110
11.5	Payment of Expenses; Indemnification.	~~101~~110
11.6	Amendments, Waivers and Consents.	~~103~~112
11.7	Counterparts.	~~104~~114
11.8	Headings.	~~105~~114
11.9	Survival of Indemnification.	~~105~~114
11.10	Governing Law; Venue; Jurisdiction.	~~105~~114
11.11	Waiver of Jury Trial; Waiver of Consequential Damages.	~~106~~115
11.12	Severability.	~~106~~116
11.13	Further Assurances.	~~106~~116
11.14	Confidentiality.	~~106~~116
11.15	Non-Public Information.	~~107~~117
11.16	Entirety.	~~108~~117
11.17	Binding Effect; Continuing Agreement.	~~108~~117
11.18	PATRIOT Act Notice.	~~108~~118

iii

11.19	No Advisory or Fiduciary Responsibility.	~~109~~118
11.20	Judgment Currency.	~~109~~119
11.21	Acknowledgment and Consent to Bail-In of ~~EEA~~ Affected Financial Institutions.	~~110~~119

iv

SCHEDULES

Schedule 1.1(a)	Commitment Percentages/Lending Offices
Schedule 2.2	Existing Letters of Credit
Schedule 6.10	Litigation
Schedule 8.1	Indebtedness
Schedule 8.2	Liens
Schedule 8.6	Affiliate Transactions
Schedule 11.1	Notices

EXHIBITS

Exhibit 2.1(b)	Form of Notice of Borrowing
Exhibit 2.1(e)	Form of Revolving Note
Exhibit 2.3(b)	Form of Swing Line Loan Request
Exhibit 2.3(d)	Form of Swing Line Loan Note
Exhibit 2.4	Form of Notice of Continuation/Conversion
Exhibit 3.13(f)	Form of Tax Certificate
Exhibit 7.1(c)	Form of Officer’s Certificate
Exhibit 7.10	Form of Guarantee
Exhibit 11.3(b)	Form of Assignment and Assumption

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 22, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Credit Agreement”), by and among QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation, as Borrower, the various financial institutions and other Persons from time to time parties hereto, as Lenders, JPMORGAN CHASE BANK, N.A., as Administrative Agent, MORGAN STANLEY SENIOR FUNDING, INC., as syndication agent (in such capacity, the “Syndication Agent”), and MIZUHO BANK, LTD. and WELLS FARGO BANK, N.A., as documentation agents (in such capacities, the “Documentation Agents”).

WHEREAS, for purposes of providing financing for the working capital and general corporate needs of the Borrower and its Subsidiaries, including acquisitions, the Borrower requested a $750,000,000 revolving credit facility (the “Revolving Credit Facility”); and

WHEREAS, on the Prior Closing Date, the Lenders agreed, on the terms and subject to the conditions hereinafter set forth, to provide the Revolving Credit Facility;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that, subject to the satisfaction of the conditions set forth in Section 5.1, the Existing Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

SECTION 1

DEFINITIONS AND ACCOUNTING TERMS

1.1              Definitions.

As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

“Acquisition” means any acquisition or a series of related acquisitions of (a) Capital Stock in, or other securities (including any option, warrant or other right to acquire any of the foregoing) of, any other Person (including pursuant to any merger or consolidation with any Person that was not a wholly owned Subsidiary prior to such merger or consolidation) or (b) assets comprising all or substantially all of (or all or substantially all the assets constituting a business unit, division, product line or line of business of ) any Person; provided that none of the following shall constitute an Acquisition for any purpose under this Agreement: (i) acquisitions of cash or cash equivalents, (ii) acquisitions of Capital Stock of wholly owned Subsidiaries, (iii) Capital Stock or other securities received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or (iv) Capital Stock, other securities or other assets received as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset.

“Adjusted LIBO Rate” means, for any Interest Period, with respect to an Interest Period for a LIBOR Loan denominated in Dollars, an interest rate per annum (rounded upwards, if necessary,

1

to the next 1/100 of 1%) equal to (a) the LIBO Rate for Dollars for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan (or any successor thereto) or any successor administrative agent appointed pursuant to Section 10.9.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Agency Services Address” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.1 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time designate by written notice to the Borrower and the Lenders.

“Agent-Related Person” means the Administrative Agent (including any successor administrative agent) and its Related Parties.

“Agents” means the Administrative Agent, the Syndication Agent and the Documentation Agents.

“Agreement Currency” has the meaning set forth in Section 11.20.

“Alternative Currency” means Euro, Sterling and each other currency (other than Dollars) that is approved in accordance with Section 1.6.

“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement dated as of March 22, 2018, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment Fee” has the meaning set forth in Section 5.1(d).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.

2

“Applicable Percentage” means the appropriate applicable percentage corresponding to the Debt Rating of the Borrower in effect from time to time as described below:

Pricing Level	Debt Rating	Applicable Percentage for Eurocurrency Rate Revolving Loans	Applicable Percentage for Base Rate Revolving Loans	Applicable Percentage for Letter of Credit Fees	Applicable Percentage for Facility Fee on the Revolving Commitments
I	≥ A from S&P/ ≥ A2 from Moody’s	0.680%	0%	0.680%	0.070%
II	A- from S&P/ A3 from Moody’s	0.910%	0%	0.910%	0.090%
III	BBB+ from S&P/ Baa1 from Moody’s	1.015%	0.015%	1.015%	0.110%
IV	BBB from S&P/ Baa2 from Moody’s	1.125%	0.125%	1.125%	0.125%
V	BBB- from S&P/ Baa3 from Moody’s	1.200%	0.200%	1.200%	0.175%
VI	≤ BB+ or unrated by S&P/ ≤ Ba1 or unrated by Moody’s	1.375%	0.375%	1.375%	0.250%

The Applicable Percentage for Revolving Loans that are Eurocurrency Rate Loans and Base Rate Loans, for Letter of Credit Fees and for Facility Fees shall, in each case, be determined and adjusted on the date (each a “Calculation Date”) one Business Day after the date on which the Borrower’s Debt Rating is upgraded or downgraded in a manner which requires a change in the then applicable pricing level set forth above. If at any time there is a split in the Borrower’s Debt Ratings between S&P and Moody’s, the Applicable Percentages shall be determined by the higher of the two Debt Ratings (i.e. the lower pricing); provided that if the two Debt Ratings are more than one level apart, the Applicable Percentage shall be based on the Debt Rating which is one level higher than the lower Debt Rating. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing Revolving Loans that are Eurocurrency Rate Loans and Base Rate Loans and to all existing Letters of Credit as well as any new Revolving Loans, that are Eurocurrency Rate Loans or Base Rate Loans, made or any new Letters of Credit issued.

Notwithstanding the foregoing, solely during the Covenant Increase Period if the Leverage Ratio as of the most recently completed fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 7.1(a) or (b) (i) exceeds 3.50 to 1.00 but is less than or equal to 4.50 to 1.00, the Applicable Percentage shall be, for any day, a rate per annum equal to 1.375% for Eurocurrency Rate Revolving Loans, 0.375% for Base Rate Revolving Loans, 1.375% for Letter of Credit Fees and 0.375% for the Facility Fee on the Revolving Commitments or (ii) exceeds 4.50 to 1.00, the Applicable Percentage shall be, for any day, a rate per annum equal to 1.575% for Eurocurrency Rate Revolving Loans, 0.575% for Base Rate Revolving Loans, 1.575% for Letter of Credit Fees and 0.425% for the Facility Fee on the Revolving Commitments. Each change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent pursuant to Section 7.1(a) or (b) of the financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change or the conclusion of the Covenant

3

Increase Period; provided that the Leverage Ratio shall be deemed to exceed 4.50 to 1.00 at the option of the Administrative Agent or at the request of the Required Lenders if during the Covenant Increase Period the Borrower fails to deliver the financial statements required to be delivered by it pursuant to Section 7.1(a) or (b) or the certificate required pursuant to Section 7.1(c) during the period from the expiration of the time for delivery thereof until such financial statements and such certificate are delivered.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit 11.3(b).

“Attorney Costs” means all reasonable and documented out-of-pocket fees and disbursements of any law firm or other external counsel.

“Attributable Debt” means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of: (a) the fair market value of the Property subject thereto (as determined in good faith by the Borrower’s board of directors) and (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually.

“Authorized Officer” means any of the chief executive officer, president, chief financial officer, corporate controller, treasurer or assistant treasurer of the Borrower.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an EEAAffected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time ~~that~~which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

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“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate for any day shall be based on the Screen Rate (or, if the Screen Rate is not available for such one month maturity, the Interpolated Screen Rate, if available) at approximately 11:00 a.m., London time, on such day for deposits in Dollars with a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Credit Agreement. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, as the case may be. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.10 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 3.10(b)), then the Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to ~~clause~~clauses (c) above.

“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate. Base Rate Loans may be denominated only in Dollars.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been reasonably selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread

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adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Percentage).

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent, in consultation with the Borrower, reasonably determines is reasonably necessary to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent reasonably determines is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Screen Rate permanently or indefinitely ceases to provide the Screen Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the Screen Rate announcing that such administrator has ceased or will cease to provide the Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Screen Rate;

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(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Screen Rate, a resolution authority with jurisdiction over the administrator for the Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Screen Rate, in each case which states that the administrator of the Screen Rate has ceased or will cease to provide the Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Screen Rate; and/or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate announcing that the Screen Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified (with the consent of the Borrower) by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.10 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.10.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means Quest Diagnostics Incorporated, a Delaware corporation, together with any successors and permitted assigns.

“Borrower Materials” has the meaning set forth in Section 7.1(h).

“Borrowing Minimum” means (a) in the case of a borrowing of Revolving Loans denominated in Dollars, $10,000,000, (b) in the case of a borrowing of Revolving Loans

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denominated in Euro, EUR10,000,000, (c) in the case of a borrowing of Revolving Loans denominated in Sterling, £10,000,000 and (d) in the case of a borrowing of Revolving Loans denominated in any other Alternative Currency, the smallest amount of such Alternative Currency that is an integral multiple of 1,000,000 units of such currency and that has a Dollar Equivalent in excess of $10,000,000.

“Borrowing Multiple” means (a) in the case of a borrowing of Revolving Loans denominated in Dollars, $1,000,000, (b) in the case of a borrowing of Revolving Loans denominated in Euro, EUR1,000,000, (c) in the case of a borrowing of Revolving Loans denominated in Sterling, £1,000,000 and (d) in the case of a borrowing of Revolving Loans denominated in any other Alternative Currency, 1,000,000 units of such currency.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City; provided that when used in connection with a Eurocurrency Rate Loan denominated in any currency or a Letter of Credit denominated in an Alternative Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits denominated in such currency in the London interbank market; provided further that:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Credit Agreement in respect of any such Eurocurrency Rate Loan, “Business Day” means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Credit Agreement in respect of any such Eurocurrency Rate Loan, “Business Day” means any such day that is a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, “Business Day” means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Credit Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), “Business Day” means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Calculation Date” has the meaning set forth in the definition of “Applicable Percentage”.

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“CAP” means the College of American Pathologists.

“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, for all purposes of this Credit Agreement and notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued. Notwithstanding the foregoing, no Lender shall be entitled to seek compensation for costs imposed in accordance with the previous sentence if it shall not be the general policy of such Lender at such time to seek compensation from investment grade borrowers with the same or similar ratings under yield protection provisions in credit agreements with such borrowers that provide for such compensation.

“Change of Control” means either of the following events:

(a)       any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), by way of merger, consolidation or otherwise, of 35% or more of the Voting Stock of the Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower convertible into or exercisable for Voting Stock of the Borrower (whether or not such securities are then currently convertible or exercisable); or

(b)       during any period of twelve calendar months, individuals who at the beginning of such period constituted the board of directors of the Borrower together with any new members of such board of directors whose elections by such board or board of directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or

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nomination for election was previously so approved cease for any reason to constitute a majority of the directors of the Borrower then in office.

“CLIA” means the Clinical Laboratory Improvement Amendment as set forth at 42 U.S.C. 263a and the regulations promulgated thereunder, as amended.

“CMS” means the Centers for Medicare and Medicaid Services of HHS, any successor thereof and any predecessor thereof, including the HCFA.

“Code” means the Internal Revenue Code of 1986, as amended, modified, succeeded or replaced from time to time.

“Commitments” means, without duplication, (a) the Revolving Commitment of each Lender, (b) the LOC Commitment of each Issuing Lender, (c) any Incremental Term Commitment of an Incremental Term Lender and (d) any Incremental Revolving Commitment of an Incremental Revolving Lender.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)	if, and to the extent that, the Administrative Agent and the Borrower determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”

“Consolidated Cash Balance” means, on any date, an amount equal to the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower and its Subsidiaries

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taken as a whole; provided that the Consolidated Cash Balance determined as of any date shall not include any proceeds of Disregarded Debt held on such date.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.

“Covenant Increase Period” means the period commencing on April 30, 2020, and ending on the earlier of (a) the date on which the Borrower delivers a certificate pursuant to Section 7.1(c) with respect to the fiscal quarter ending September 30, 2021, or (b) the date on which the Borrower delivers a Covenant Reversion Notice.

“Covenant Reversion Notice” means a written notice delivered by the Borrower to the Administrative Agent electing to end the Covenant Increase Period.

“Credit Agreement” has the meaning set forth in the preamble.

“Credit Documents” means this Credit Agreement, the Amendment and Restatement Agreement, the Notes, any Incremental Facility Agreement, the LOC Documents, any Notice of Borrowing, any Swing Line Loan Request, any guarantee agreement delivered pursuant to Section 7.10 and any Issuing Lender Agreement, as such documents may be amended, modified, supplemented or restated from time to time.

“Credit Exposure” has the meaning set forth in the definition of “Required Lenders”.

“Debt Rating” means the long-term senior unsecured, non-credit enhanced debt rating of the Borrower from S&P and Moody’s.

“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) to pay to any Financing Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Financing Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Credit Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Financing Party made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and

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Swing Line Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Financing Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, or (d) has become, or has a Revolving Lender Parent that has become, the subject of a Bankruptcy Event or a Bail-In Action.

“Disregarded Debt” means, as of any date (the “Specified Date”), any Indebtedness consisting of publicly offered or privately placed debt securities that at the time of issuance are rated at least BBB- by S&P and at least Baa3 by Moody’s that is issued by the Borrower after February 27, 2015 (any such Indebtedness, “Qualifying Debt”) to the extent that (a) all or any portion of the proceeds of such ~~Indebtedness~~Qualifying Debt are held in ~~the form of~~ cash or cash equivalent investments by and segregated on the books of the Borrower and (b) the Borrower has notified the Administrative Agent that all or any such portion of the proceeds of such Qualifying Debt will be applied to pay other Indebtedness consisting of publicly offered or privately placed debt securities that was outstanding on the date the Borrower incurred such ~~Indebtedness~~Qualifying Debt and remains outstanding ~~at~~on the Specified Date~~,~~; provided, that any such ~~Indebtedness~~Qualifying Debt shall cease to be Disregarded Debt to the extent that the proceeds of such ~~Indebtedness~~Qualifying Debt as specified in the notice(s) provided pursuant to clause (b) of this definition shall not have been applied to pay such other Indebtedness ~~within~~by the later of (x) April 1, 2021, and (y) the date that is 90 days after ~~incurrence~~the date on which the Borrower incurred such Qualifying Debt; provided, further, that, at any time, and from time to time, during such applicable period, the Borrower shall have the right to deliver one or more supplemental notices to the Administrative Agent pursuant to clause (b) of this definition with respect to any portion of the proceeds of such Qualifying Debt with respect to which no such notice had theretofore been delivered stating that such proceeds will be segregated pursuant to the requirement of clause (a) above and applied pursuant to clause (b) above. For all purposes of this Agreement, with respect to any Disregarded Debt, the amount of such Disregarded Debt shall be equal to the aggregate proceeds of such Qualifying Debt that satisfy the requirements of this definition.

“Dividends” means any payment of dividends or any other distribution upon any shares of any class of Capital Stock of the Borrower.

“Documentation Agents” has the meaning set forth in the preamble.

“Dodd-Frank Act” has the meaning set forth in the definition of “Change in Law”.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Domestic Subsidiary” means each direct and indirect Subsidiary of the Borrower that is domiciled or organized under the laws of any State of the United States or the District of Columbia.

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“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Administrative Agent (with a copy to the Borrower) or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.10 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2) (i) the reasonable election by the Administrative Agent or (ii) the reasonable election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EBITDA” means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains and losses (including any gain or loss from the sale of Property)) plus (b) an amount which, in the determination of Net Income for such period, has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income or franchise taxes for such period, (iii) all depreciation and amortization for such period, (iv) other items of expense during such period that do not involve a cash payment at any time (other than the provision for bad debt in connection with uncollectible accounts receivable), (v) cash charges during such period for which the Borrower and its Subsidiaries are reimbursed by a third party during such period, (vi) special or restructuring items during any such period included in Net Income that do not involve a cash payment during such period (collectively, “Non-Cash Items”) and (vii) expenses charged pursuant to FASB ASC 718, as promulgated in accordance with GAAP, during such period minus (c) any actual cash payments during the applicable period related to Non-Cash Items expensed or reserved under clauses (v) and (vi) above plus (d) Tender Costs during such period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person approved by the Administrative Agent, each Issuing Lender, the Swing Line Lender and the Borrower (such approval not to be unreasonably withheld); provided that (i)

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the Borrower’s approval shall not be required during the existence and continuation of an Event of Default, (ii) neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee, (iii) no competitor of the Borrower identified in a letter dated the Restatement Effective Date of the Borrower to the Administrative Agent (as such letter may be amended, amended and restated, supplemented or otherwise modified by the Borrower from time to time to identify additional Persons engaged in the business in which the Borrower is engaged), which letter shall be made available to the Administrative Agent, shall qualify as an Eligible Assignee, and (iv) no consent of any Issuing Lender shall be required with respect to any Incremental Term Commitment or Incremental Term Loan.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any current or future legally enforceable requirement of any Governmental Authority pertaining to (a) the protection of the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

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“ERISA Affiliate” means an entity, whether or not incorporated, which is treated as a single employer with the Borrower under Sections 414(b) or (c) of the Code and solely for purposes of Section 302 of ERISA and Section 412 of the Code under Section 414 of the Code.

“ERISA Event” means (a) with respect to any Single Employer or Multiple Employer Plan, the occurrence of a reportable event within the meaning of Section 4043 of ERISA (unless the 30-day notice requirement with respect to such event was waived by the PBGC) or a substantial cessation of operations within the meaning of Section 4062(e) of ERISA; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) of ERISA; (d) the institution of proceedings to terminate or the actual termination of any Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the complete or partial withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (g) the conditions for imposition of a lien under Section 303(k) of ERISA exist with respect to any Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” means, with respect to any EURIBOR Loan for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.

“EURIBOR Loan” means a Loan bearing interest at a rate determined by reference to the EURIBO Rate. EURIBOR Loans shall be denominated in Euro.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Rate Loan” means a LIBOR Loan or EURIBOR Loan, as the context requires. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” means any of the events or circumstances specified in Section 9.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day as set forth on the Bloomberg WCR Page for such currency. In the event that such rate does not appear on any Bloomberg WCR Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall

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elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Existing Credit Agreement” means this Credit Agreement, as in effect immediately prior to the occurrence of the Restatement Effective Date.

“Existing Letters of Credit” means the outstanding letters of credit originally issued or deemed issued under the Existing Credit Agreement that are identified on Schedule 2.2.

“Extending Lender” has the meaning set forth in Section 2.8(a).

“Extension Confirmation Date” has the meaning set forth in Section 2.8(b).

“Extension Effective Date” has the meaning set forth in Section 2.8(b).

“Extension of Credit” means, as to any Lender, the making or extension of a Loan by such Lender (or a participation therein by a Lender) or the issuance or extension or increase in the face amount of, or participation in, a Letter of Credit by such Lender.

“Extension Request” has the meaning set forth in Section 2.8(a).

“Facility Fee” has the meaning set forth in Section 3.4(a).

“FAS 842” has the meaning set forth in Section 1.3(a).

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable thereto) and any regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Fee Letters” means the JPMorgan Fee Letter, the Morgan Stanley Fee Letter, the Mizuho Fee Letter and the Wells Fargo Fee Letter, as such documents may be amended, modified, supplemented or restated from time to time.

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“Financing Party” means the Administrative Agent, each Issuing Lender, the Swing Line Lender and each other Lender.

“Foreign Currency Sublimit” has the meaning set forth in Section 2.1(a).

“Foreign Subsidiary” means each direct and indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means, without duplication, the sum of (a) all Indebtedness of the Borrower and its Subsidiaries for borrowed money, (b) all purchase money Indebtedness of the Borrower and its Subsidiaries, (c) the principal portion of all obligations of the Borrower and its Subsidiaries under Capital Leases, (d) all drawn but unreimbursed amounts under all letters of credit (other than letters of credit supporting trade payables in the ordinary course of business) issued for the account of the Borrower or any of its Subsidiaries, (e) all Funded Debt of another Person secured by a Lien on any Property of the Borrower and its Subsidiaries whether or not such Funded Debt has been assumed by a Borrower or any of its Subsidiaries, (f) all Funded Debt of any partnership or unincorporated joint venture to the extent the Borrower or one of its Subsidiaries is legally obligated with respect thereto and (g) the amount of principal attributable under any outstanding Synthetic Lease. It is understood and agreed that Indebtedness incurred pursuant to Hedging Agreements is not Funded Debt; provided, that Funded Debt determined as of any date shall not include any Disregarded Debt outstanding as of such date.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

“Government Acts” has the meaning set forth in Section 2.2(j)(i).

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any applicable supra-national bodies (such as the European Union or the European Central Bank).

“Granting Lender” has the meaning set forth in Section 11.3(g).

“Guarantee Obligations” means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort

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letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guarantee Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guarantee Obligation is made.

“Hazardous Materials” means any substance, material or waste defined in or regulated under any Environmental Laws.

“HCFA” means the United States Health Care Financing Administration and any successor thereto, including CMS.

“Hedging Agreements” means, collectively, interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

“HHS” means the United States Department of Health and Human Services and any successor thereof.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, Pub. L. 104-191, Aug. 21, 1996, 110 Stat. 1936 and regulations promulgated thereunder, as amended from time to time.

“IBA” has the meaning set forth in Section 1.10.

“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment.

“Incremental Committed Amount” has the meaning set forth in Section 2.7(a).

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments of any Series or Incremental Revolving Commitments and effecting such other amendments hereto and to the other Credit Documents as are contemplated by Section 2.7.

“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender.

“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.7, to make Revolving Loans and to acquire participations in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Agreement.

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“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.7, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Borrower pursuant to Section 2.7.

“Incremental Term Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person to the extent of the value of such Property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantee Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (i) all net obligations of such Person in respect of Hedging Agreements, (j) the maximum amount of all performance and standby letters of credit issued or bankers’ acceptance facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed) and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated.

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“Indemnified Liabilities” has the meaning set forth in Section 11.5(b)(i).

“Indemnitees” has the meaning set forth in Section 11.5(b)(i).

“Information” has the meaning set forth in Section 11.14.

“Intellectual Property” has the meaning set forth in Section 6.19.

“Interest Expense” means, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, all interest expense, including, without duplication, the interest component under Capital Leases, as determined in accordance with GAAP.

“Interest Payment Date” means (a) as to Base Rate Loans and Swing Line Loans, the last day of each calendar quarter and the applicable Maturity Date and, in the case of Swing Line Loans, the date on which the principal of such Loans is due and payable as provided in Section 2.3 and (b) as to Eurocurrency Rate Loans, the last day of each applicable Interest Period and the applicable Maturity Date and, in addition, where the applicable Interest Period for a Eurocurrency Rate Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurocurrency Rate Loans where the next succeeding Business Day falls in the next succeeding calendar month, then such Interest Payment Date shall be deemed to be the next preceding Business Day.

“Interest Period” means as to Eurocurrency Rate Loans, a period of one week’s or one, two, three or six months’ duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no Interest Period shall extend beyond the applicable Maturity Date and (iii) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

“Interpolated Screen Rate” means, with respect to any LIBOR Loan denominated in any currency for any Interest Period or any EURIBOR Loan for any Interest Period or the definition of the term “Base Rate”, a rate per annum which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than the applicable period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than the applicable period, in each case as of the Specified Time on the Quotation Day; provided that the Interpolated Screen Rate shall in no event be less than zero.

“Issuing Lender” means (a) JPMorgan, Morgan Stanley Bank, N.A., Mizuho Bank, Ltd., Wells Fargo Bank, N.A. and (b) each other Lender designated by the Borrower as an “Issuing Lender” hereunder that has agreed to such designation (and is reasonably acceptable

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to the Administrative Agent), each in its capacity as an issuer of one or more Letters of Credit hereunder, in each case, so long as such Person shall remain an Issuing Lender hereunder. Any Issuing Lender may, in its discretion and, in the case of Letters of Credit issued for the benefit of a U.S. Person, subject to the Borrower’s prior written consent, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Lender shall, or shall cause such Affiliate to, comply with the requirements of Section 2.2 with respect to such Letters of Credit).

“Issuing Lender Agreement” has the meaning set forth in Section 2.2(l).

“Issuing Lender Fees” has the meaning set forth in Section 3.4(b)(ii).

“JPMorgan” means JPMorgan Chase Bank, N.A.

“JPMorgan Engagement Letter” means that certain letter agreement dated as of March 2, 2018, between the Borrower and JPMorgan.

“JPMorgan Fee Letter” means that certain letter agreement dated as of March 22, 2018, between the Borrower and JPMorgan.

“Judgment Currency” has the meaning set forth in Section 11.20.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lead Arrangers” means JPMorgan, Morgan Stanley, Miuzho Bank, Ltd. and Wells Fargo Securities, LLC.

“Lender” means any of the Persons identified as a “Lender” on the signature pages hereto, any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof and any Incremental Lender, in each case, together with their successors and permitted assigns. Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such on Schedule 1.1(a), or such other office or offices as a Lender may from time notify to the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued for the account of the Borrower by an Issuing Lender pursuant to Section 2.2, as such letter of credit may be amended, modified, extended, renewed or replaced.

“Letter of Credit Exchange Rate” means, with respect to any drawing under a Letter of Credit denominated in an Alternative Currency, the rate specified by the applicable Issuing Lender

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as the rate at which it was (or would have been) able, at or about the time of such drawing, to exchange Dollars into such Alternative Currency for purposes of obtaining an amount of such Alternative Currency equal to the amount of such drawing.

“Letter of Credit Fees” has the meaning set forth in Section 3.4(b)(i).

“Leverage Increase Election” has the meaning set forth in Section 7.2.

“Leverage Increase Period” has the meaning set forth in Section 7.2.

“Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio of (a) Funded Debt on such date to (b) EBITDA for the twelve month period ending on such date.

“LIBO Rate” means, with respect to any LIBOR Loan for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.

“LIBOR Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate. LIBOR Loans may be denominated in Dollars or in an Alternative Currency (other than Euro).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof (other than operating leases).

“Loan” or “Loans” means the Revolving Loans, the Swing Line Loans (or any portion thereof), any Incremental Term Loans and any Incremental Revolving Loans, individually or collectively, as appropriate.

“Loan Participant” has the meaning set forth in Section 11.3(d).

“LOC Commitment” means the commitment of each Issuing Lender to issue Letters of Credit for the account of the Borrower in an aggregate face amount outstanding (together with the amounts of any unreimbursed drawings thereon) at any time of up to the applicable LOC Committed Amount.

“LOC Committed Amount” means (a) on the Restatement Effective Date, as to each Issuing Lender specified in clause (a) of the definition “Issuing Lender” individually, $37,500,000 (or such different amount as may be agreed among the Borrower and each such Issuing Lender), and (b) at any time, as to all Issuing Lenders collectively, $150,000,000.

“LOC Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

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“LOC Obligations” means, at any time, the sum of (a) the sum of the Dollar Equivalents of the maximum amounts which are, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the sum of the Dollar Equivalents of the aggregate amounts of all drawings under Letters of Credit honored by any Issuing Lender but not theretofore reimbursed. The LOC Obligation of any Revolving Lender at any time shall be its Revolving Loan Commitment Percentage of the total LOC Obligations at such time, adjusted to give effect to any reallocation under Section 2.6(c) of the LOC Obligations of any Defaulting Lender in effect at such time.

“Local Time” means (a) with respect to Loans denominated in Dollars or any Letter of Credit, New York City time and (b) with respect to Loans denominated in Sterling, Euros or an Alternative Currency, London time.

“Mandatory Borrowing” has the meaning set forth in Section 2.2(e)(i).

“Material Acquisition” means any acquisition or a series of related acquisitions (other than solely among the Borrower and its Subsidiaries or Affiliates) of (a) Capital Stock in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $100,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Credit Agreement or any of the other Credit Documents or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

“Material Debt” means, without duplication (1) any obligation of the Borrower for money borrowed, (2) any obligation of the Borrower evidenced by bonds, debentures, notes or other similar instruments, (3) any reimbursement obligation of the Borrower in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness and (4) any obligation of the Borrower under Capital Leases, in an aggregate principal amount, if and to the extent the aggregate amount of all obligations referred to in such clauses (1) through (4) is greater than $50,000,000; provided, however, that “Material Debt” shall not include any obligation of the Borrower to any Subsidiary or to any Person with respect to which the Borrower is a Subsidiary; provided, further, that “Material Debt” shall not include any Obligations.

“Maturity Date” means the Revolving Maturity Date or the Incremental Term Maturity Date with respect to Incremental Term Loans of any Series, as the context requires.

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“Medicaid” means the entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria.

“Medicaid Provider Agreement” means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

“Medicaid Regulations” means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid and any statutes succeeding thereto, (b) all applicable provisions of all federal rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above, (c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above and (d) all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (b) above, in each case, as may be amended, supplemented or otherwise modified from time to time.

“Medical Reimbursement Programs” means the Medicare, Medicaid and TRICARE programs and any other healthcare program operated by or financed in whole or in part by any foreign, domestic, federal, state or local government and any other non-government funded third party payor programs.

“Medicare” means that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals.

“Medicare Provider Agreement” means an agreement entered into between CMS or other such entity administering the Medicare program on behalf of CMS, and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

“Medicare Regulations” means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including, without limitation, the HHS, CMS, the OIG, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

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“Mizuho Fee Letter” means that certain letter agreement dated as of March 22, 2018, between the Borrower and Mizuho Bank, Ltd.

“MNPI” means material information concerning the Borrower and its Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.

“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

“Morgan Stanley” means Morgan Stanley Senior Funding, Inc.

“Morgan Stanley Fee Letter” means that certain letter agreement dated as of March 22, 2018, between the Borrower and Morgan Stanley Bank, N.A.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a Plan covered by Title IV of ERISA (other than a Multiemployer Plan) in which the Borrower or any ERISA Affiliate and at least one employer other than the Borrower or any ERISA Affiliate are contributing sponsors.

“Net Income” means, for any period, the net income after taxes for such period of the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP and without duplication.

“Net Worth” means, as of any date of determination, the consolidated stockholder’s equity of the Borrower and its Subsidiaries calculated on a consolidated basis in accordance with GAAP.

“Non-Cash Items” has the meaning set forth in the definition of “EBITDA”.

“Non-Consenting Lender” has the meaning set forth in Section 11.6.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning set forth in Section 2.8(a).

“Note” or “Notes” means the Revolving Notes, the Swing Line Loan Note and any promissory notes of the Borrower in favor of any Incremental Lender evidencing any Incremental Commitment, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time, individually or collectively, as appropriate.

“Notice of Borrowing” means a request by the Borrower for a Loan, in the form of Exhibit 2.1(b).

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“Notice of Continuation/Conversion” means a request by the Borrower to continue an existing Eurocurrency Rate Loan to a new Interest Period or to convert a Eurocurrency Rate Loan to a Base Rate Loan or a Base Rate Loan to a Eurocurrency Rate Loan, in the form of Exhibit 2.4.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, on the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates shall be less than zero, the term “NYFRB Rate” shall be deemed to be zero for all purposes of this Agreement.

“Obligations” means, without duplication, (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under this Credit Agreement and each of the other Credit Documents (including obligations to pay fees and expense reimbursement and indemnification obligations), whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Credit Agreement and each of the other Credit Documents.

“OIG” means the Office of Inspector General of HHS and any successor thereof.

“Original Indebtedness” has the meaning set forth in the definition of “Refinancing Indebtedness”.

“Other Taxes” has the meaning set forth in Section 3.13(b).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate); provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Credit Agreement.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) the Overnight Bank Funding Rate, and (b)

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with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of JPMorgan in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant Register” has the meaning set forth in Section 11.3(d).

“Participants” means Lenders with a Revolving Loan Commitment Percentage greater than zero.

“Participating Member State” means each state so described in any EMU Legislation.

“Participation Interest” means the Extension of Credit by a Revolving Lender by way of a purchase of a participation in (a) Letters of Credit or LOC Obligations as provided in Section 2.2, (b) Swing Line Loans as provided in Section 2.3 or (c) any Loans as provided in Section 3.8.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and supplemented from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

“Permitted Liens” means (a) Liens securing Obligations, if any, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof), (c) Liens in respect of Property imposed by law arising in the ordinary course of business such as materialmen’s, mechanics’, warehousemen’s, carrier’s, landlords’ and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) Liens (other than Liens imposed under ERISA) consisting of pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes, (h) judgment Liens in respect of judgments that would not constitute an Event of Default, (i) Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution and (j) Liens with respect to lease filings for notice purposes only.

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“Permitted Receivables Financing” means any transaction entered into pursuant to documentation in which (a) the Borrower or one or more Domestic Subsidiaries sells, conveys or otherwise transfers to Quest Receivables and (b) Quest Receivables sells, conveys or otherwise transfers to any other Person or grants a security interest to any Person in, any Receivables (whether now existing or hereafter acquired) of the Borrower or such Domestic Subsidiaries, and any assets related thereto including all collateral securing such Receivables, all contracts and all Guarantee Obligations or other obligations in respect of such Receivables, all proceeds of such Receivables and all other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables; provided that the purchasers or lenders in such transaction shall have no recourse to the Borrower or any Subsidiary other than recourse of types and in amounts customary in “true sale” receivables securitizations.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) covered by ERISA that is sponsored, maintained or contributed to by the Borrower or any ERISA Affiliate.

“Platform” has the meaning given thereto in Section 7.1(h).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Prior Closing Date” means April 25, 2014.

“Property” means any right, title or interest in or to any property or asset of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning given thereto in Section 7.1(h).

“Qualifying Debt” has the meaning set forth in the definition of “Disregarded Debt”.

“Quest Receivables” means Quest Diagnostics Receivables Incorporated, a Delaware corporation, a wholly-owned, bankruptcy-remote, special purpose Subsidiary of the Borrower.

“Quotation Day” means (a) with respect to any currency (other than Sterling) for any Interest Period, the day two Business Days prior to the first day of such Interest Period and (b) with respect to Sterling for any Interest Period, the first day of such Interest Period, in each case unless market practice differs for loans such as the applicable Loans priced by reference to rates quoted in the Relevant Interbank Market, in which case the Quotation Day for such currency shall be determined by the Administrative Agent in accordance with market practice for such loans priced

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by reference to rates quoted in the Relevant Interbank Market (and if quotations would normally be given by leading banks for such loans priced by reference to rates quoted in the Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days).

“Receivable” means the indebtedness and payment obligations of any Person to the Borrower or any Domestic Subsidiary or acquired by the Borrower or any Domestic Subsidiary (including obligations constituting an account or general intangible or evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security) arising from a sale of merchandise or the provision of services in the ordinary course of business by the Borrower or any Domestic Subsidiary or the Person from which such indebtedness and payment obligation were acquired by the Borrower or any Domestic Subsidiary, including (a) any right to payment for goods sold or for services rendered and (b) the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date 180 days after the latest Maturity Date, to each case as in effect on the date of such extension, renewal or refinancing; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated to the obligations under this Credit Agreement, such Refinancing Indebtedness shall also be subordinated to the obligations hereunder on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof).

“Register” has the meaning set forth in Section 11.3(c).

“Regulation T, U or X” means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, partners, members, agents and advisors of such Person and of such Person’s Affiliates.

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“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Interbank Market” means (a) with respect to any currency other than Euros, the London interbank market, and (b) with respect to Euros, the European interbank market.

“Required Lenders” means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time. For purposes hereof, the term “Credit Exposure” as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of the Revolving Loan Commitment Percentage of such Lender multiplied by the Revolving Committed Amount, and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender’s Participation Interests in the face amount of the outstanding Letters of Credit and outstanding Swing Line Loans.

“Requirement of Law” means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material Property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restatement Effective Date” means the date on which the conditions set forth in Section 5.1 shall have been satisfied (or waived in accordance with Section 11.6).

“Restricted Payment” means any (a) Dividend or (b) Share Repurchase.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, and (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.4, and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, extension or renewal of a Letter of Credit denominated in an Alternative Currency and the last Business Day of each subsequent calendar quarter, (ii) each date of an amendment of any Letter of Credit denominated in an Alternative Currency having the effect of increasing the amount thereof, and (iii) each date of any payment by any Issuing Lender under any Letter of Credit denominated in an Alternative Currency.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire Participation Interests in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.1(d), (b) increased from time to time pursuant to Section 2.7 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.3. The initial amount of each Lender’s Revolving Commitment is

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set forth on Schedule 1.1(a), or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.

“Revolving Committed Amount” means $750,000,000 or such other amount to which the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or increased pursuant to Section 2.7.

“Revolving Credit Facility” has the meaning set forth in the recitals.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the Dollar Equivalents of such Lender’s outstanding Revolving Loans and such Lender’s LOC Obligations and Swing Line Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Exposure.

“Revolving Lender Parent” means, with respect to any Revolving Lender, any Person in respect of which such Lender is a subsidiary.

“Revolving Loan Commitment Percentage” means, for each Lender, at any time, the percentage identified as its Revolving Loan Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3 and with the establishment of any Incremental Revolving Commitments (or if the Revolving Commitments have been terminated or expired, such Lender’s Revolving Commitment most recently in effect, giving effect to any assignments); provided that for purposes of Section 2.6, if any Defaulting Lender exists at such time, the Revolving Loan Commitment Percentages shall be calculated disregarding such Defaulting Lender’s Revolving Commitment.

“Revolving Loans” means the revolving loans made to the Borrower pursuant to Section 2.1(a).

“Revolving Maturity Date” means the fifth anniversary of the Restatement Effective Date, as such date may be extended pursuant to Section 2.8.

“Revolving Notes” means any promissory notes of the Borrower in favor of any of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(e).

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., and its successors.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Borrower or one of its Subsidiaries of any Property that has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such Person, as the case may be.

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“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or each applicable Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctioned Country” means, at any time, a country, region or territory which is the target of any countrywide, region-wide or territory-wide Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned by controlled by any such Person described in the foregoing clause (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union or (d) Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” means (a) in respect of the LIBO Rate for any Interest Period or with respect to any determination of the Base Rate pursuant to clause (c) of the definition thereof, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the applicable currency with a term equivalent to such applicable period as displayed on the applicable Bloomberg L.P. “BBAM” screen page (or, in the event such rate does not appear on a page of the Bloomberg L.P. screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) and (b) in respect of the EURIBO Rate for any Interest Period, the rate per annum determined by the Banking Federation of the European Union for deposits in the applicable currency for such Interest Period as set forth on the applicable Bloomberg L.P. “BBAM” screen page (or, in the event such rate does not appear on a page of the Bloomberg L.P. screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion). If no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, than the Screen Rate for such Interest Period shall be the Interpolated Screen Rate. Notwithstanding the foregoing, if the Screen Rate, determined as provided above, would be less than zero, the Screen Rate shall for all purposes of this Credit Agreement be zero.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

“Series” has the meaning set forth in Section 2.7(b).

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“Share Repurchase” means any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancelation or termination of any Capital Stock in the Borrower or any other payment that has a substantially similar effect to any of the foregoing; provided, that none of the following shall constitute a Share Repurchase for any purpose under this Agreement (i) any payment or distribution made in respect of Capital Stock in the Borrower held by officers, directors and/or employees of the Borrower and/or any of its Subsidiaries, (ii) any withholding of any Capital Stock in the Borrower in connection with the delivery of Capital Stock in respect of equity awards, and (iii) any tendering of any Capital Stock in the Borrower by officers, directors or employees to the Borrower in connection with equity awards.

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan, that is maintained for employees of the Borrower or ERISA Affiliate.

“Social Security Act” means the Social Security Act as set forth in Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Social Security Act shall be construed also to refer to any successor sections.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.

“SPC” has the meaning set forth in Section 11.3(g).

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Date” has the meaning set forth in the definition of “Disregarded Debt”.

“Specified Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time, and (b) with respect to the EURIBO Rate, 11:00 a.m., Frankfurt time.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States of America to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets

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that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” means, as to any Person at any time, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the occurrence of any contingency) is at such time owned directly or indirectly by such Person and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly has more than a 50% equity interest at such time.

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Revolving Lender at any time shall be its Revolving Loan Commitment Percentage of the total Swing Line Exposure at such time.

“Swing Line Lender” means JPMorgan.

“Swing Line Loan Note” means the promissory note of the Borrower in favor of the Swing Line Lender evidencing the Swing Line Loans provided pursuant to Section 2.3, as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time in and as evidenced by the form of Exhibit 2.3(d).

“Swing Line Loan Request” means a request by the Borrower for a Swing Line Loan in substantially the form of Exhibit 2.3(b).

“Swing Line Loan” and “Swing Line Loans” have the meanings set forth in Section 2.3(a).

“Swing Line Subfacility Amount” have the meaning set forth in Section 2.3(a).

“Syndication Agent” has the meaning set forth in the preamble.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” has the meaning set forth in Section 3.13(a).

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“Tender Costs” means the costs incurred by the Borrower in connection with any tender for outstanding indebtedness of the Borrower and the termination of the interest rate swap contracts related thereto, in an aggregate amount not to exceed $100,000,000 during the term of this Credit Agreement.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Total Assets” means all items that in accordance with GAAP would be classified as assets of the Borrower and its Subsidiaries on a consolidated basis.

“TRICARE” means the United States Department of Defense health care program for service families including, but not limited to, TRICARE Prime, TRICARE Extra and TRICARE Standard, and any successor to or predecessor thereof.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Upfront Fee” has the meaning set forth in Section 5.1(d).

“Voting Stock” means all classes of the Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors (or similar governing authority).

“Wells Fargo Fee Letter” means that certain letter agreement dated as of March 22, 2018, between the Borrower and Wells Fargo Bank, N.A.

“Write-Down and Conversion Powers” (a) means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been

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exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2              Other Interpretive Provisions.

With reference to this Credit Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)               The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)               (i) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provisions thereof.

(ii)              Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(iii)            The term “including” is by way of example and not limitation.

(iv)             The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)               In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(d)               Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Credit Document.

(e)               References to “the date hereof” or “the date of this Credit Agreement”, or phrases of similar import, herein shall mean March 22, 2018.

1.3              Accounting Terms/Calculation of Financial Covenants.

(a)                Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements, certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. Except as otherwise expressly provided herein, all accounting terms used herein shall be construed in accordance with GAAP as in effect from time to time; provided that if the Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the

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basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Following the delivery of any such notice, the Borrower, the Administrative Agent and the Lenders agree to negotiate in good faith to amend this Credit Agreement in an appropriate manner to eliminate the effect of any such change. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification) to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accountings Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require (x) treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the date hereof or (y) recognizing liabilities on the balance sheet with respect to operating leases under FAS 842.

(b)               Notwithstanding anything herein to the contrary, for the purposes of calculating the financial covenant set forth in Section 7.2, (i) income statement items (positive or negative) attributable to any Person or Property acquired by the Borrower or one of its Subsidiaries and Indebtedness incurred in connection with such acquisition shall, without duplication, be treated as if such Person or Property had been acquired or such Indebtedness incurred as of the first day of the twelve month period ending as of the most recently ~~completely~~completed fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 7.1(a) or (b) (or, prior to the delivery of the first financial statements pursuant to Section 7.1(a) or (b), as of the first day of the twelve month period ending as of the date of the most recent balance sheet delivered to the Lenders prior to the Restatement Effective Date) and (ii) income statement items (positive or negative) attributable to Property disposed of by the Borrower or one of its Subsidiaries and Indebtedness retired in connection with such disposition shall, without duplication, be treated as if such disposition had occurred as of the first day of the twelve month period referred to in the preceding clause (i).

1.4              Rounding.

Any financial ratio required to be maintained by the Borrower pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5              Exchange Rates; Currency Equivalents.

The Administrative Agent shall determine the Exchange Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Loans and Letters of Credit denominated in Alternative Currencies. Such Exchange Rates shall become effective as of such Revaluation Date and shall be the Exchange Rates employed in converting any amounts between

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the applicable currencies until the next Revaluation Date to occur in respect of the applicable Loan or Letter of Credit. Except for purposes of financial statements delivered by the Borrower hereunder or calculating the financial covenant hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount at the applicable Exchange Rate on the date of such determination.

1.6              Additional Alternative Currencies.

(a)               The Borrower may from time to time request that Eurocurrency Rate Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency (a) is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (b) is available in the London interbank deposit market and (c) such currency may be used by any Lender to make Loans hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon without any central bank or other governmental authorization in the country of issue of such currency, unless such authorization has been obtained and is in full force and effect. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Lenders.

(b)               Any such request shall be made to the Administrative Agent not later than 20 Business Days prior to the date of the desired making of Eurocurrency Rate Loans (or such other time or date as may be agreed by the Administrative Agent). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) shall notify the Administrative Agent, not later than 10 Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans in such requested currency.

(c)               Any failure by a Revolving Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Eurocurrency Rate Loans to be made in such requested currency. If the Administrative Agent and all the Revolving Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed to be an Alternative Currency hereunder for purposes of any borrowings of Eurocurrency Rate Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.6, the Administrative Agent shall promptly so notify the Borrower.

1.7              Change of Currency.

(a)               Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Restatement Effective Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Credit Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank

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market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such borrowing, at the end of the then current Interest Period.

(b)               Each provision of this Credit Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)               Each provision of this Credit Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.8              References to Agreements and Laws.

Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document and (b) references to any law shall include all statutory and regulatory provisions (having the force of law) consolidating, amending, replacing, supplementing or interpreting such law.

1.9              Letter of Credit Amounts.

Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the LOC Documents related thereto, whether or not such maximum face amount is in effect at such time.

1.10       Interest Rates; LIBOR Notification.

The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered

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rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 3.10(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly (but in any event within five (5) Business Days) notify the Borrower, pursuant to Section 3.10(d), of any change to the reference rate upon which the interest rate on LIBOR Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.10(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.10(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability; provided, that the foregoing shall not apply to any liability arising out of the bad faith, willful misconduct or gross negligence of the Administrative Agent as determined by a court of competent jurisdiction by a final and non-appealable judgment.

SECTION 2

CREDIT FACILITIES

2.1              Revolving Loans.

(a)               Revolving Loan Commitment. Subject to the terms and conditions set forth herein, including but not limited to Section 5.2, each Lender severally agrees to make Revolving Loans to the Borrower, in Dollars or in one or more Alternative Currencies, in an amount equal to its Revolving Loan Commitment Percentage, if any, of any borrowing of Revolving Loans, at any time and from time to time, during the period from and including the Restatement Effective Date to but not including the Revolving Maturity Date (or such earlier date if the Commitments have been terminated as provided herein); provided, however, that, after giving effect to any borrowing of Revolving Loans, the sum of (i) the aggregate amount of the Dollar Equivalent of Revolving Loans outstanding plus (ii) the aggregate amount of the Dollar Equivalent of LOC Obligations outstanding plus (iii) the aggregate amount of Swing Line Loans outstanding shall not exceed the Revolving Committed Amount, and the aggregate amount of the Dollar Equivalent of Revolving Loans and LOC Obligations denominated in Alternative Currencies at any time shall not exceed $100,000,000 (the “Foreign Currency Sublimit”). Subject to the terms of this Credit Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

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(b)               Method of Borrowing for Revolving Loans. By no later than (i) 11:00 a.m., Local Time, on the date of the requested borrowing of Revolving Loans that will be made as Base Rate Loans, (ii) 1:00 p.m., Local Time, three Business Days prior to the date of the requested borrowing of Revolving Loans that will be made as Eurocurrency Rate Loans denominated in Dollars, or (iii) 1:00 p.m., Local Time, four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the date of the requested borrowing of Revolving Loans that will be Eurocurrency Rate Loans denominated in Alternative Currencies, the Borrower shall provide written notice, submitted by fax, email or hand delivery, to the Administrative Agent in the form of Exhibit 2.1(b) (or, in the case of any borrowing of Revolving Loans denominated in Dollars, by telephonic notification, confirmed promptly by written notice, submitted by fax, email or hand delivery, to the Administrative Agent in the form of Exhibit 2.1(b)), each of such telephonic notice and such written Notice of Borrowing setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Base Rate, the LIBO Rate or the EURIBO Rate, (C) with respect to Revolving Loans that will be Eurocurrency Rate Loans, the Interest Period applicable thereto, (D) with respect to Revolving Loans that will be Eurocurrency Rate Loans, the applicable currency thereof, (E) certification that the Borrower has complied in all respects with Section 5.2 and (F) in the case of a Revolving Loan borrowing requested to finance the reimbursement of a Letter of Credit as provided in Section 2.2(d), the identity of the Issuing Lender that has issued such Letter of Credit. Each such notice must be received by the Administrative Agent not later than (i) three Business Days prior to the requested date of any borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies and (iii) on the requested date of any borrowing of Base Rate Loans.

(c)               Funding of Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Revolving Loan Commitment Percentage of the requested borrowing of Revolving Loans available to the Administrative Agent in Same Day Funds at the Agency Services Address for the applicable currency not later than 1:00 p.m., Local Time, in each case on the Business Day specified in the Notice of Borrowing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Administrative Agent as directed by the Borrower in writing, to the extent the amount of such Revolving Loans are made available to the Administrative Agent.

No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the time of any such Revolving Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Loans, and the Administrative Agent in reliance upon such assumption may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such Lender’s portion of the Revolving Loans is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover from

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such Lender an amount equal to such corresponding amount which the Administrative Agent has made available to the Borrower. If such Lender does not pay such amount upon the Administrative Agent’s demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such amount in respect of each day from the date an amount equal to such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower, at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing or (ii) from such Lender, at the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

(d)               Reductions of Revolving Committed Amount. Upon at least three Business Days’ prior written notice, the Borrower shall have the right to permanently reduce, without premium or penalty, all or part of the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of the Dollar Equivalent of outstanding Revolving Loans plus the aggregate amount of the Dollar Equivalent of outstanding LOC Obligations plus the aggregate amount of outstanding Swing Line Loans. Any reduction in (or termination of) the Revolving Committed Amount pursuant to this Section 2.1(d) shall be permanent and may not be reinstated. The Administrative Agent shall immediately notify the Lenders of any reduction in the Revolving Committed Amount pursuant to this Section 2.1(d).

(e)               Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each Lender that requests a Revolving Note in substantially the form of Exhibit 2.1(e).

2.2              Letter of Credit Subfacility.

(a)               Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions relating to the Borrower which the applicable Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Credit Agreement) to be given by the Borrower or any of its Subsidiaries or conflict with any obligation of, or detract from any action which may be taken by, the Borrower under this Credit Agreement), each Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.2, from time to time upon request, to issue (from the Restatement Effective Date to thirty days prior to the Revolving Maturity Date and in a form reasonably acceptable to such Issuing Lender), in Dollars or, to the extent specified by the Borrower in the applicable request for issuance, in one or more Alternative Currencies, and Participants shall participate in, Letters of Credit for the account of the Borrower; provided, however, that, after giving effect to the issuance (or drawdown or extension) of any Letter of Credit, (i) the aggregate amount of the Dollar Equivalent of LOC Obligations for such Issuing Lender shall not at any time exceed the LOC Committed Amount of such Issuing Lender, (ii) the aggregate amount of the Dollar Equivalent of

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LOC Obligations shall not at any time exceed the aggregate LOC Committed Amount for all Issuing Lenders, (iii) the sum of (A) the aggregate amount of the Dollar Equivalent of outstanding LOC Obligations, plus (B) the aggregate amount of the Dollar Equivalent of Revolving Loans outstanding, plus (C) the aggregate amount of Swing Line Loans outstanding shall not exceed the Revolving Committed Amount and (iv) the aggregate amount of the Dollar Equivalent of Revolving Loans and LOC Obligations denominated in Alternative Currencies at any time shall not exceed the Foreign Currency Sublimit. Each Issuing Lender may require the issuance and expiry date of each Letter of Credit issued by it to be a Business Day. Each Letter of Credit shall be a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of the Borrower or any of its Subsidiaries. No Letter of Credit shall have an original expiry date after the earlier of (x) one year from the date of issuance and (y) five Business Days prior to the Revolving Maturity Date, provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrower and the relevant Issuing Lender pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (y) above), subject to a right on the part of such Issuing Lender to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal. Each Letter of Credit shall comply with the related LOC Documents. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the relevant Issuing Lender.

(b)               Notice and Reports. The request for the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit (other than an automatic renewal permitted pursuant to paragraph (a) of this Section)) shall be submitted to the Administrative Agent for distribution by the Administrative Agent to the relevant Issuing Lender as specified by the Borrower by hand delivery, fax or email at least three Business Days prior to the requested date of issuance for the Administrative Agent to coordinate with the respective Issuing Lenders. Each Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a report specifying the Letters of Credit which are then issued and outstanding. Each Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit and the other LOC Documents. For the avoidance of any doubt, the Borrower shall be entitled at all times to select which Issuing Lender will be used to issue a Letter of Credit.

(c)               Participations. Each Participant, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the relevant Issuing Lender in such Letter of Credit and each LOC Document related thereto and the rights and obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to such Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Participant’s participation in any Letter of Credit, to the extent that any Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit or pursuant to a Mandatory Borrowing under Section 2.2(e)(i), each such Participant shall

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fund its Participation Interest in such unreimbursed drawing in accordance with the terms of Section 2.2(e)(ii). Each Participant acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit (provided that such Letter of Credit shall expire no later than the date set forth in paragraph (a) of this Section), the occurrence and continuance of a Default, any reduction or termination of the Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Participant further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the relevant Issuing Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representations and warranties of the Borrower deemed made pursuant to Section 5.2. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the relevant Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

(d)               Reimbursement by Borrower. In the event of any drawing under any Letter of Credit, the relevant Issuing Lender will promptly notify the Borrower. Unless the Borrower shall notify such Issuing Lender of its intent to otherwise reimburse such Issuing Lender and shall reimburse such Issuing Lender in same day funds in the currency of such drawing within one hour of receipt of notice of such drawing from such Issuing Lender, (i) if such drawing relates to a Letter of Credit denominated in an Alternative Currency, automatically and with no further action, the obligation of the Borrower to reimburse such drawing shall be permanently converted into an obligation to reimburse the Dollar Equivalent of such drawing, calculated using the Letter of Credit Exchange Rate applicable to such drawing and (ii) the Borrower shall be deemed to have requested a Revolving Loan borrowing in Dollars at the Base Rate in the amount of such drawing or Dollar Equivalent thereof, as the case may be, the proceeds of which will be used to satisfy the Borrower’s reimbursement obligations. Pending the satisfaction of the Borrower’s reimbursement obligations through the making of Revolving Loans pursuant to Section 2.2(e)(i), the unreimbursed amount of such drawing or the Dollar Equivalent thereof, as the case may be, will bear interest, payable from time to time on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable Letter of Credit in full, at the rate applicable to Base Rate Loans, for the accounts of the relevant Issuing Lender and the Participants, as their interests may appear. The Borrower’s reimbursement obligations hereunder shall be absolute, unconditional and irrevocable under all circumstances irrespective of (but without waiver of) (i) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrower may claim or have against any Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party or the Borrower to receive consideration, (ii) the legality, validity, regularity or unenforceability of any Letter of Credit, this Credit Agreement or any other Credit Document, (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments.

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(e)               Reimbursement by Lenders.

(i)                 Reimbursement with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit (as set forth in clause (d) above), the Administrative Agent shall give notice to the Lenders, and a Revolving Loan borrowing in the amount of the Borrower’s reimbursement obligation comprised solely of Base Rate Loans (each such borrowing, a “Mandatory Borrowing”) shall be made from all Revolving Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Revolving Lender’s respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the relevant Issuing Lender for application to the respective LOC Obligations. Each applicable Lender hereby irrevocably agrees to make such Revolving Loans upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and in accordance with the terms of Section 2.2(e)(iii) notwithstanding (A) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (B) whether any conditions specified in Section 5.2 are then satisfied or waived, (C) whether a Default or Event of Default then exists, (D) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (E) the date of such Mandatory Borrowing, (F) any reduction in the Revolving Committed Amount or any termination of the Commitments, or (G) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any Issuing Lender, the Borrower or any other Person for any reason whatsoever.

(ii)              Reimbursement Through Funding of Participation Interests. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), the relevant Issuing Lender will promptly notify the Participants of the Dollar amount of any unreimbursed drawing (determined as provided above and adjusted for any payments received from the Borrower on or after the date of such drawing and prior to the funding of the Participation Interests therein) and each Participant shall fund its Participation Interest in such unreimbursed drawing by paying to the relevant Issuing Lender, in Dollars and in immediately available funds, the amount of such Participant’s Revolving Loan Commitment Percentage of such unreimbursed drawing. Each Participant’s obligation to make such payment to such Issuing Lender, and the right of such Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to (A) the termination of this Credit Agreement or the Commitments hereunder, (B) the existence of a Default or Event of Default, (C) the acceleration of the obligations hereunder and (D) any set-off, counterclaim, recoupment, defense or other right which such Participant may have against such Issuing Lender, the Borrower or any other Person for any reason whatsoever. Simultaneously with the making of each such payment by a Participant to any Issuing Lender, such Participant shall, automatically and without any further action on the part of the relevant Issuing Lender or such Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to

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such Issuing Lender) in the related unreimbursed LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

(iii)            Funding of Mandatory Borrowing or Participation Interest. Each Revolving Lender and each Participant shall upon any notice pursuant to Section 2.2(e)(i) or Section 2.2(e)(ii), respectively, make its Revolving Loan Commitment Percentage of the unreimbursed drawing or Dollar Equivalent thereof, as the case may be, available to the Administrative Agent, for the benefit of the relevant Issuing Lender, by 1:00 p.m., Local Time, on the day of the notice if notice is given on or before 11:00 a.m. or by 1:00 p.m., Local Time, the next Business Day if notice is given after 11:00 a.m., in Dollars in immediately available funds at the Agency Services Address. The Administrative Agent shall remit the funds so received to such Issuing Lender.

(f)                Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(g)               Applicability of ISP98. Unless otherwise expressly agreed by the relevant Issuing Lender and the Borrower when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

(h)               Responsibility of Issuing Lenders.

(i)                 It is expressly understood and agreed as between the Lenders that the obligations of each Issuing Lender hereunder to the Participants are only those expressly set forth in this Credit Agreement and that each Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Participant to recover from any Issuing Lender any amounts made available by such Participant to such Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction by a final and non-appealable judgment that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of such Issuing Lender.

(ii)              No Issuing Lender shall be under any obligation to issue any Letter of Credit if (a) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, (b) any Requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or

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shall impose upon any Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which such Issuing Lender in good faith deems material to it, or (c) the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender.

(i)                 Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

(j)                 Indemnification of Issuing Lenders.

(i)                 In addition to its other obligations under this Credit Agreement, the Borrower hereby agrees to protect, indemnify, pay and hold harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including Attorney Costs) that any Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of any Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions, herein called “Government Acts”).

(ii)              As between the Borrower and each Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuing Lender shall be responsible for (except in the case of (A), (B) and (C) below if such Issuing Lender has actual knowledge to the contrary): (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof and (F) any consequences arising from causes beyond the control of such Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Lender’s rights or powers hereunder.

(iii)            In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by

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the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. No Issuing Lender shall, in any way, be liable for any failure by any Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Issuing Lender.

(iv)             None of the Administrative Agent, the Lenders or the Issuing Lenders, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Lender; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the relevant Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(v)               Nothing in this subsection (j) is intended to limit the reimbursement obligation of the Borrower contained in this Section 2.2. The obligations of the Borrower under this subsection (j) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of any Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

(vi)             Notwithstanding anything to the contrary contained in this subsection (j), the Borrower shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising out of the gross negligence, willful misconduct or bad faith of such Issuing Lender, as determined by a court of competent jurisdiction by a final and non-appealable judgment.

(k)               Designation of other Persons as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a) hereof, a

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Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower’s reimbursement obligations hereunder with respect to such Letter of Credit.

(l)                 Designation of Additional Issuing Lenders. From time to time, the Borrower may by notice to the Administrative Agent and the Lenders designate as additional Issuing Lenders one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of any appointment as an Issuing Lender hereunder shall be evidenced by an agreement (an “Issuing Lender Agreement”), which shall be in a form satisfactory to the Borrower and the Administrative Agent, shall set forth the LOC Commitment of such Lender and shall be executed by such Lender, the Borrower and the Administrative Agent and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Lender under this Credit Agreement and the other Credit Documents and (ii) references herein and in the other Credit Documents to the term “Issuing Lender” shall be deemed to include such Lender in its capacity as an Issuing Lender.

(m)             Termination of an Issuing Lender. An Issuing Lender may be terminated as Issuing Lender by written agreement among the Borrower, the Administrative Agent and such Issuing Lender. The Administrative Agent shall notify the Lenders of any such termination of an Issuing Lender. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Lender pursuant to Section 3.4(b). After the termination of an Issuing Lender hereunder, the terminated Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Credit Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such termination, but shall not be required to amend, renew (other than automatic renewal pursuant to the terms of such Letter of Credit) or extend any such Letter of Credit or to issue additional Letters of Credit. The termination of any Issuing Lender shall not affect the LOC Commitment of any other Lender.

(n)               Existing Letters of Credit. As of the Restatement Effective Date, without further action on the part of any Person, each Existing Letter of Credit shall be automatically deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement, and the original issuing lender of each such Letter of Credit shall be the Issuing Lender thereof for all purposes hereof.

2.3              Swing Line Loans Subfacility.

(a)               Swing Line Loans. The Administrative Agent, the Swing Line Lender and the Lenders agree that in order to facilitate the administration of this Credit Agreement and the other Credit Documents, the Swing Line Lender may (but shall have absolutely no obligation to) make loans (each a “Swing Line Loan” and collectively, the “Swing Line Loans”) to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Restatement Effective Date to but not including the Revolving Maturity Date (or such earlier date on which the Commitments have been terminated as provided herein) on the terms and subject to the conditions set forth herein and in the other Credit Documents; provided that, after giving effect to the issuance of any such Swing Line Loan, (i) the aggregate principal amount of the Swing Line

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Loans outstanding at any one time shall not exceed $50,000,000 (the “Swing Line Subfacility Amount”) at any time and (ii) the sum of (A) the aggregate amount of Swing Line Loans outstanding, plus (B) the aggregate amount of the Dollar Equivalent of Revolving Loans outstanding, plus (C) the aggregate amount of the Dollar Equivalent of LOC Obligations outstanding shall not exceed the Revolving Committed Amount. Subject to the terms of this Credit Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans.

(b)               Method of Borrowing and Funding Swing Line Loans. By no later than 1:00 p.m., Local Time, on the date of the requested borrowing of Swing Line Loans, the Borrower shall provide telephone notice to the Swing Line Lender, followed promptly by a written Swing Line Loan Request in the form of Exhibit 2.3(b) (which may be submitted by fax), setting forth (i) the amount of the requested Swing Line Loan and (ii) the date of the requested Swing Line Loan and complying in all respects with Section 5.2. If the Swing Line Lender elects to make such Swing Line Loans, the Swing Line Lender shall initiate the transfer of funds representing the Swing Line Loan advance to the Borrower by 3:00 p.m., Local Time, on the Business Day of the requested borrowing.

(c)               Repayment and Participations of Swing Line Loans. The Borrower agrees to repay each Swing Line Loan immediately upon the existence of a Default or Event of Default or otherwise on the earlier of the Revolving Maturity Date and the first date after such Swing Line Loan is made that is the 15th or last day of a calendar month and is at least three Business Days after such Swing Line Loan is made; provided that on each date that a borrowing of Revolving Loans denominated in Dollars is made, the Borrower shall repay all Swing Line Loans that were outstanding on the date such borrowing was requested. Each repayment of a Swing Line Loan may be accomplished by requesting Revolving Loans which request is not subject to the conditions set forth in Section 5.2. In the event that the Borrower shall fail to timely repay any Swing Line Loan, and in any event upon (i) a request by the Swing Line Lender, (ii) the occurrence of an Event of Default described in Section 9.1(f) or (iii) the acceleration of any Loan or termination of any Commitment pursuant to Section 9.2, each Revolving Lender shall promptly irrevocably and unconditionally purchase from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in such Swing Line Loan in an amount equal to such other Lender’s Revolving Loan Commitment Percentage thereof, by directly purchasing a participation in such Swing Line Loan in such amount (regardless of whether the conditions precedent thereto set forth in Section 5.2 are then satisfied, whether or not the Borrower has submitted a Notice of Borrowing and whether or not the Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) and paying the proceeds thereof to the Swing Line Lender at the Agency Services Address, or at such other address as the Swing Line Lender may designate, in Dollars and in immediately available funds. If such Participant does not pay such amount forthwith upon the Swing Line Lender’s demand therefor, and until such time as such Participant makes the required payment, the Swing Line Lender shall be deemed to continue to have outstanding Swing Line Loans in the amount of such unpaid participation obligation for all purposes of the Credit Documents other than those provisions requiring the other Participants to purchase a participation therein. Further, such Participant shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to the Swing Line Lender to fund Swing Line Loans in the amount of the participation in Swing Line Loans that such Participant failed to

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purchase pursuant to this Section 2.3(c) until such amount has been purchased (as a result of such assignment or otherwise).

(d)               Swing Line Loan Note. The Swing Line Loans made by the Swing Line Lender shall, if requested by the Swing Line Lender, be evidenced by a duly executed promissory note of the Borrower to the Swing Line Lender in substantially the form of Exhibit 2.3(d).

2.4              Continuations and Conversions.

Subject to the terms below, the Borrower shall have the option, on any Business Day, to continue existing Eurocurrency Rate Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurocurrency Rate Loans denominated in Dollars or to convert Eurocurrency Rate Loans denominated in Dollars into Base Rate Loans. By no later than 11:00 a.m., Local Time, (a) on the date of the requested conversion of a Eurocurrency Rate Loan denominated in Dollars to a Base Rate Loan or (b) three Business Days prior to the date of the requested continuation of a Eurocurrency Rate Loan denominated in Dollars or conversion of a Base Rate Loan to a Eurocurrency Rate Loan denominated in Dollars or (c) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the date of the requested continuation of a Eurocurrency Rate Loan denominated in Alternative Currencies, the Borrower shall provide a written Notice of Continuation/Conversion, in the form of Exhibit 2.4, submitted by hand delivery, fax or email, to the Administrative Agent (or, in the case of a continuation or conversion of Loans denominated in Dollars to Loans denominated in Dollars, telephonic notice, confirmed promptly by hand delivery, fax or email to the Administrative Agent of a written Notice of Continuation/Conversion, in the form of Exhibit 2.4) setting forth (i) whether the Borrower wishes to continue or convert such Loans and (ii) if the request is to continue a Eurocurrency Rate Loan or convert a Base Rate Loan to a Eurocurrency Rate Loan, the Interest Period applicable thereto. Notwithstanding anything herein to the contrary, (A) except as provided in Section 3.11, Eurocurrency Rate Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (B) Eurocurrency Rate Loans may not be continued nor may Base Rate Loans be converted into Eurocurrency Rate Loans during the existence and continuation of an Event of Default, (C) any request to continue a Eurocurrency Rate Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurocurrency Rate Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period; provided, however, that in the case of a failure to timely request a continuation of Eurocurrency Rate Loans denominated in an Alternative Currency or if any such request fails to comply with the terms hereof, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month, and (D) any failure to state the Interest Period with respect to the continuation of a Eurocurrency Rate Loan or the conversion of a Base Rate Loan to a Eurocurrency Rate Loan shall constitute a request for a one month Interest Period. No Revolving Loans may be converted into or continued as Revolving Loans denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Loans and reborrowed in the other currency. It is understood and agreed that Swing Line Loans may not be continued or converted.

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2.5              Minimum Amounts.

Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurocurrency Rate Loan shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, (b) each Base Rate Loan shall be in a minimum amount of the lesser of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof) or the remaining available Revolving Committed Amount, (c) each Swing Line Loan shall be in a minimum amount of the lesser of $1,000,000 (and in integral multiples of $100,000 in excess thereof) or the remaining available Swing Line Subfacility Amount and (d) no more than 10 Eurocurrency Rate Loans shall be outstanding hereunder at any one time. For the purposes of this Section 2.5, all Eurocurrency Rate Loans denominated in the same currency with the same Interest Periods that begin and end on the same date shall be considered as one Eurocurrency Rate Loan, but Eurocurrency Rate Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurocurrency Rate Loans.

2.6              Defaulting Lenders.

Notwithstanding any provision of this Credit Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a)               Facility Fees shall cease to accrue on the Revolving Commitment of such Defaulting Lender pursuant to Section 3.4(a);

(b)               the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Credit Document (including any consent to any amendment, waiver or other modification pursuant to Section 11.6); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 11.6, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c)               if any Swing Line Exposure or LOC Obligation exists at the time such Revolving Lender becomes a Defaulting Lender then:

(i)                 the Swing Line Exposure and LOC Obligations of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Loan Commitment Percentages but only to the extent that the sum of all Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swing Line Exposure and LOC Obligations does not exceed the sum of all Non-Defaulting Lenders’ Revolving Commitments;

(ii)              if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such

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Defaulting Lender’s Swing Line Exposure that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuing Lenders the portion of such Defaulting Lender’s LOC Obligations that has not been reallocated for so long as such LOC Obligations are outstanding by depositing cash in such amount in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders;

(iii)            if the Borrower cash collateralizes any portion of such Defaulting Lender’s LOC Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay Letter of Credit Fees to such Defaulting Lender pursuant to Section 3.4(b) with respect to such portion of such Defaulting Lender’s LOC Obligations for so long as such Defaulting Lender’s LOC Obligations are cash collateralized;

(iv)             if any portion of the LOC Obligations of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 3.4(a) and 3.4(b) shall be adjusted to give effect to such reallocation; and

(v)               if such Defaulting Lender’s LOC Obligations or Swing Line Exposure or any portion thereof are not repaid or reallocated or cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Lender or any other Lender hereunder, all Facility Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment utilized by such LOC Obligations and Swing Line Exposure) and Letter of Credit Fees payable under Section 3.4(b) with respect to such Defaulting Lender’s LOC Obligations shall be payable to the relevant Issuing Lender and the Swing Line Lender, as its interests may appear, until and to the extent that such LOC Obligation and Swing Line Exposure is reallocated and/or cash collateralized or repaid.

In the event that (x) any event described in Section 9.1(f) with respect to a Revolving Lender Parent shall have occurred following the Restatement Effective Date and for so long as such Event of Default under Section 9.1(f) shall continue or (y) any Issuing Lender has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Lender shall be required to issue, amend, renew or extend any Letter of Credit unless such Issuing Lender shall have entered into arrangements with the Borrower or such Revolving Lender satisfactory to such Issuing Lender to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swing Line Lender and the Issuing Lenders agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (i) the Swing Line Exposure and LOC Obligation of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment, (ii) on such date such Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Loans in

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accordance with its Revolving Loan Commitment Percentage and (iii) any and all cash collateral provided by the Borrower in respect of such Defaulting Lender’s Swing Line Exposure or LOC Obligations in accordance with Section 2.6(c)(ii) above shall be immediately released to the Borrower and the Administrative Agent and the Lenders shall promptly execute such documents as may be necessary to give effect to such release.

2.7              Incremental Facilities.

(a)               The Borrower may on one or more occasions, by written notice to the Administrative Agent and with the consent of the Administrative Agent and the Incremental Lenders, request (i) during the period from and including the Restatement Effective Date to but not including the Revolving Maturity Date (or any earlier date on which the Commitments have been terminated as provided herein), the establishment of Incremental Revolving Commitments and/or (ii) the establishment of Incremental Term Commitments, provided that the aggregate principal amount of all the Incremental Commitments established hereunder shall not exceed $500,000,000 (the “Incremental Committed Amount”). Each such notice shall specify (A) the date on which the Borrower proposes that the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (B) the amount of the Incremental Revolving Commitments or Incremental Term Commitments, as applicable, being requested (it being agreed that (x) any Lender approached to provide any Incremental Revolving Commitment or Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment or Incremental Term Commitment and (y) any Person that the Borrower proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee).

(b)               The terms and conditions of any Incremental Revolving Commitment and loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Commitments and Loans and other extensions of credit made hereunder, and shall be treated as a single class with such Revolving Commitments and Loans. The terms and conditions of any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall be as set forth in the applicable Incremental Facility Agreement; provided that (i) no Incremental Term Maturity Date shall be earlier than, and no Incremental Term Loans shall require any repayment or prepayment of any principal amount thereof (other than amortization payments not in excess of 1% per annum of the initial principal amount of such Incremental Term Loans) prior to, the Revolving Maturity Date, (ii) Incremental Term Loans shall not have the benefit of any guarantees or collateral that do not equally benefit the Revolving Commitments and Loans and (iii) Incremental Term Loans shall not have the benefit of any representation or warranty, covenant or event of default other than those set forth herein. Any Incremental Term Commitments established pursuant to an Incremental Facility Agreement that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Commitments and Incremental Term Loans for all purposes of this Credit Agreement.

(c)               The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Borrower, each Incremental

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Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments and the making of Loans and issuance of Letters of Credit thereunder on such date, (ii) on the date of effectiveness thereof, the representations and warranties of the Borrower set forth in the Credit Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (iii) after giving effect to such Incremental Commitments and the making of Loans and other extensions of credit thereunder on the date of effectiveness thereof, the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.2, (iv) the Borrower shall make any payments required to be made pursuant to Section 3.14 in connection with such Incremental Commitments and the related transactions under this Section and (v) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Credit Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section.

(d)               Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable class) hereunder and under the other Credit Documents, and (ii) in the case of any Incremental Revolving Commitment, (A) in the case of an Incremental Lender that does not already have a Revolving Commitment, such Incremental Revolving Commitment shall constitute the Revolving Commitment of such Incremental Lender and (B) in the case of an Incremental Lender that already has a Revolving Commitment, the Revolving Commitment of such Incremental Lender shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Revolving Exposure of the Incremental Revolving Lender holding such Incremental Revolving Commitment, and the Revolving Loan Commitment Percentages of all the Revolving Lenders, shall automatically be adjusted to give effect thereto.

(e)               On the date of effectiveness of any Incremental Revolving Commitments, each Revolving Lender shall assign to each Incremental Revolving Lender holding such Incremental Revolving Commitment, and each such Incremental Revolving Lender shall purchase from each Revolving Lender, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans and participations in Letters of Credit and Swing Line Loans outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participations in Letters of Credit and Swing Line Loans

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will be held by all the Revolving Lenders (including such Incremental Revolving Lenders) ratably in accordance with their Revolving Loan Commitment Percentages after giving effect to the effectiveness of such Incremental Revolving Commitment.

(f)                Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Incremental Term Lender holding an Incremental Term Commitment of any Series shall make a loan to the Borrower in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Agreement.

(g)               The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in this Section and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Revolving Loan Commitment Percentages of the Revolving Lenders after giving effect thereto and of the assignments required to be made pursuant to Section 2.7(e).

2.8              Extension of Revolving Maturity Date.

(a)               Not earlier than 12 months after the Restatement Effective Date, nor later than 30 days prior to the Revolving Maturity Date (provided, that the Borrower may not exercise such right more than twice), the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Revolving Maturity Date then in effect (an “Extension Request”); provided that the Revolving Maturity Date may not be extended more than once in any 12-month period. Within 10 Business Days after the delivery of such Extension Request, each Lender shall notify the Administrative Agent and the Borrower whether or not it consents to such Extension Request (which consent may be given or withheld in such Lender’s sole and absolute discretion) (each Lender agreeing to a requested extension being called an “Extending Lender” and each Lender declining to agree to a requested extension being called a “Non-Extending Lender”). Any Lender with a then effective Commitment may consent to an Extension Request irrespective of whether such Lender previously had not been an Extending Lender with respect to a previous Extension Request. Any Lender not responding within the above specified time period shall be deemed not to have consented to such Extension Request. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses.

(b)               The Revolving Maturity Date shall be extended only if the Required Lenders (calculated excluding any Defaulting Lender and prior to giving effect to any replacements of Lenders permitted herein) have consented to the Extension Request. For each such Extension Request, if so approved, (i) the Revolving Maturity Date, as to Extending Lenders (irrespective of whether such Lender previously had been a Non-Extending Lender), shall be extended to the same date in the following year after giving effect to any prior extensions (such existing Revolving Maturity Date being the “Extension Effective Date”) and (ii) the Revolving Maturity Date, as to any Non-Extending Lender, shall remain the Revolving Maturity Date in effect for such Non-Extending Lender prior to the Extension Effective Date. With respect to any previously Non-Extending Lender who is an Extending Lender with respect to a current Extension Request, by giving its consent, such Extending Lender shall be approving an extension of more than one year. Non-Extending Lenders shall remain Lenders until the Revolving

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Maturity Date applicable to such Lenders, at which time their Commitments shall terminate and the Borrower shall repay all Loans owing to such Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Non-Extending Lenders hereunder, and shall make such other prepayments of the Loans as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Non-Extending Lenders pursuant to this Section, (i) no Lender’s Credit Exposure shall exceed such Lender’s Commitment and (ii) the Credit Exposures shall not exceed the total Commitments. The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension of the Revolving Maturity Date, specifying the date of such confirmation (the “Extension Confirmation Date”), the Extension Effective Date, and the extended Revolving Maturity Date with respect to the Extending Lenders. As condition precedents to such extension, the Borrower shall deliver to the Administrative Agent (i) such evidence of authorization, reaffirmations and legal opinions as the Administrative Agent may reasonably request and (ii) a certificate of the Borrower dated as of the Extension Confirmation Date signed by an Authorized Officer of the Borrower certifying that before and after giving effect to such extension, the representations and warranties contained in Section 6 made by it are true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of the Extension Confirmation Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such earlier date.

(c)               Notwithstanding anything to the contrary in this Section 2.8, the Revolving Maturity Date may not be extended with respect to any Issuing Lender without the prior written consent of such Issuing Lender (it being understood and agreed that, in the event any Issuing Lender shall not have consented to any such extension, (i) such Issuing Lender shall continue to have all the rights and obligations of an Issuing Lender hereunder through the applicable existing Revolving Maturity Date and thereafter shall have no obligation to issue, amend, extend or renew any Letter of Credit (but shall continue to be entitled to the benefits hereunder as to Letters of Credit issued prior to such time) and (ii) the Borrower shall cause the LOC Obligations attributable to Letters of Credit issued by such Issuing Lender to be zero no later than the day on which such LOC Obligations would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to the effectiveness of the extension of the applicable existing Revolving Maturity Date pursuant to this Section 2.8 (and, in any event, no later than such existing Revolving Maturity Date) together with any accrued interest thereon, on the existing Revolving Maturity Date).

(d)               In connection with any extension of the Revolving Maturity Date under this Section 2.8, the Administrative Agent and the Borrower may, without the consent of any Lender or Issuing Lender, effect such amendments to this Credit Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.8.

SECTION 3

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GENERAL PROVISIONS APPLICABLE
TO LOANS AND LETTERS OF CREDIT

3.1              Interest.

(a)               Interest Rate. Subject to Section 3.1(b), (i) each Base Rate Loan shall accrue interest at the Base Rate plus the Applicable Percentage, (ii) each LIBOR Loan denominated in Dollars shall accrue interest at the Adjusted LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Percentage, (iii) each LIBOR Loan denominated in an Alternative Currency (other than Euro) shall accrue interest at the LIBO Rate for such Alternative Currency for the Interest Period in effect for such Loan plus the Applicable Percentage, (iv) each EURIBOR Loan shall accrue interest at the EURIBO Rate for the Interest Period in effect for such Loan plus the Applicable Percentage and (v) each Swing Line Loan shall accrue interest at the Base Rate plus the Applicable Percentage.

(b)               Default Rate of Interest. Upon the occurrence, and during the continuation, of an Event of Default pursuant to Section 9.1(a), the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) but not paid when due shall bear interest, payable on demand, at a per annum rate equal to (i) in the case of overdue principal of any Loan, 2% plus the rate which would otherwise be applicable, or (ii) in the case of any other amount, the Base Rate plus the Applicable Percentage plus 2% per annum.

(c)               Interest Payments. Except as set forth in clause (b) above, interest on Loans shall be due and payable in arrears on each Interest Payment Date.

3.2              Place and Manner of Payments.

All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans and drawings under Letters of Credit denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders or the relevant Issuing Lender, as applicable, to which such payment is owed, at the applicable Agency Services Address in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans or in respect of drawings under Letters of Credit denominated in an Alternative Currency shall be made to the Administrative Agent for the account of the respective Lenders (or for the account of the relevant Issuing Lender, as applicable) to which such payment is owed, at the applicable Agency Services Address in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent to the Borrower in writing on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Credit Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its

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pro rata share of such payment (based upon the applicable Commitments of the Lenders) in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m. New York City time, in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in writing to the Borrower in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

3.3              Prepayments.

(a)               Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) (A) Eurocurrency Rate Loans denominated in Dollars may only be prepaid on three Business Days’ prior written notice to the Administrative Agent, (B) Eurocurrency Rate Loans denominated in Alternative Currencies may only be prepaid on four Business Days’ prior written notice to the Administrative Agent, (C) Eurocurrency Rate Loans denominated in Special Notice Currencies may only be prepaid on five Business Days’ prior written notice to the Administrative Agent and (D) Base Rate Loans may be prepaid on same-day prior written notice to the Administrative Agent, and (ii) each such partial prepayment of Eurocurrency Rate Loans, Base Rate Loans or Swing Line Loans shall be in an amount that would be permitted in the case of a borrowing of such Loans in the currency thereof as provided in Section 2.5. Amounts prepaid pursuant to this Section 3.3(a) shall be applied as the Borrower may elect; however, if the Borrower fails to specify, such prepayment will be applied in the manner set forth in Section 3.3(c) below.

(b)               Mandatory Prepayments. If at any time (i) the sum of the aggregate amount of the Dollar Equivalent of outstanding Revolving Loans plus the aggregate amount of the Dollar Equivalent of outstanding LOC Obligations plus the aggregate amount of outstanding Swing Line Loans exceeds the Revolving Committed Amount, (ii) the aggregate amount of the Dollar Equivalent of outstanding LOC Obligations exceeds the LOC Committed Amount or (iii) the aggregate amount of the Dollar Equivalent of Revolving Loans and LOC Obligations in Alternative Currencies exceeds the Foreign Currency Sublimit, the Borrower shall immediately make a principal payment to the Administrative Agent (or with respect to LOC Obligations an amount to be held as cash collateral) in a manner and in an amount (and in the applicable currency) necessary to be in compliance with Sections 2.1, 2.2 and 2.3, as applicable and as directed by the Administrative Agent (any such prepayment with respect to clause (i) above to be applied as set forth in Section 3.3(c) below).

(c)               Application of Prepayments. All amounts paid pursuant to Section 3.3(b)(i) and, solely if the Borrower has not otherwise elected an application of such amounts as contemplated in Section 3.3(a), all amounts paid pursuant to Section 3.3(a) shall be applied first to Swing Line Loans, second, to Revolving Loans (first to Base Rate Loans and then to Eurocurrency Rate Loans in direct order of Interest Period maturities) and third, to a cash collateral account in respect of LOC Obligations. All prepayments under this Section 3.3 shall be subject to Section 3.14.

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3.4              Fees.

(a)                Facility Fees. In consideration of the commitments under the Revolving Credit Facility being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent a per annum fee (the “Facility Fee”) in Dollars for the pro rata benefit of each Revolving Lender (based upon such Lender’s pro rata committed portion of the Revolving Committed Amount), which Facility Fee shall be calculated by multiplying, at any time of determination, the Applicable Percentage then in effect for the Facility Fee, by the daily average amount of the Revolving Committed Amount (whether or not drawn or available to be drawn) during the fiscal quarter or other relevant period for which such Facility Fee is being calculated. The Facility Fee shall accrue from the Restatement Effective Date and shall be due and payable in arrears on the last day of each fiscal quarter of the Borrower for such fiscal quarter, or period ended thereon, and on the Revolving Maturity Date, with the first such payment to be made on the last day of the first full fiscal quarter following the Restatement Effective Date.

(b)               Letter of Credit Fees.

(i)                 Letter of Credit Fees. In consideration of the issuance of Letters of Credit hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each Revolving Lender (based on each Lender’s Revolving Loan Commitment Percentage), a per annum fee (the “Letter of Credit Fees”) in Dollars for each Letter of Credit equal to the Applicable Percentage for Letter of Credit Fees on the average daily maximum amount available to be drawn under each such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) from the date of issuance to the date of expiration. The Letter of Credit Fees will be payable in arrears on the third Business Day following the last day of March, June, September and December of each fiscal year of the Borrower for such fiscal quarter, or period ended thereon, and on the Revolving Maturity Date, with the first such payment to be made on the third Business Day following the last day of the first full fiscal quarter following the Restatement Effective Date.

(ii)              Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (i) above, the Borrower shall pay to each Issuing Lender for its own account, without sharing by the other Lenders, (A) the customary, incidental and/or out of pocket charges from time to time of such Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, Letters of Credit and (B) with respect to each Letter of Credit, a letter of credit fronting fee in Dollars at a rate per annum agreed to between the Borrower and such Issuing Lender of the face amount of each Letter of Credit, payable quarterly on the third Business Day following the last day of March, June, September and December of each fiscal year of the Borrower for such fiscal quarter, and on the Revolving Maturity Date (collectively, the “Issuing Lender Fees”).

(c)               Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee in Dollars as agreed to between the Borrower and the Administrative Agent as set forth in the JPMorgan Engagement Letter.

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3.5              Payment in Full at Maturity.

On the Revolving Maturity Date, the entire outstanding principal balance of all Revolving Loans, all Swing Line Loans and all LOC Obligations, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2.

3.6              Computations of Interest and Fees.

(a)               All computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days; provided that in the case of (i) Base Rate Loans and Swing Line Loans that are based upon the Prime Rate, interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, (ii) Loans denominated in Sterling, interest shall be computed on the basis of a year of 365 days and (iii) Loans denominated in Alternative Currencies, other than Sterling, as to which market practice differs from the foregoing, interest shall be computed in accordance with such market practice. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

(b)               It is the intent of the Lenders and the Borrower to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph, which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to accelerate the payment of any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

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3.7              Pro Rata Treatment.

Except to the extent otherwise provided herein:

(a)               Revolving Loans. Except as otherwise provided herein, each Revolving Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Revolving Loan, each payment of fees (other than the Issuing Lender Fees retained by each Issuing Lender for its own account and fees under the JPMorgan Engagement Letter and JPMorgan Fee Letter retained by the Administrative Agent for its own account), each reduction of the Revolving Committed Amount and each conversion or continuation of any Revolving Loan shall (except as otherwise provided in Section 3.11) be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages of such Lenders, as applicable (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Revolving Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Administrative Agent until the share of such Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is recovered from or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to (i) if the applicable Loan is denominated in Dollars, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus 2% per annum and (ii) if the applicable Loan is denominated in an Alternative Currency, during the period to but excluding the date two Business Days after such request, at the customary rate for the applicable currency set by the Administrative Agent for the correction of errors among banks, and thereafter, the Adjusted LIBO Rate or the EURIBO Rate, as applicable, plus 2% per annum.

(b)               Letters of Credit. Except as otherwise provided herein, each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each Participant pro rata in accordance with its Revolving Loan Commitment Percentage; provided that, if any Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the relevant Issuing Lender until the share of such unreimbursed drawing not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Participant pursuant to this subsection (b) is recovered from or must otherwise be returned by any Issuing Lender, each Participant shall, upon the request of such Issuing Lender, repay to the Administrative Agent for the account of such Issuing Lender the amount so paid to such Participant, with interest for the period commencing on the date such payment is returned by such Issuing Lender until the date such Issuing Lender

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receives such repayment at a rate per annum equal to (i) if the applicable drawing under a Letter of Credit is denominated in Dollars, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus 2% per annum and (ii) if the applicable drawing under a Letter of Credit is denominated in an Alternative Currency, during the period to but excluding the date two Business Days after such request, at the customary rate for the applicable currency set by the Administrative Agent for the correction of errors among banks, and thereafter, the Adjusted LIBO Rate or the EURIBO Rate, as applicable, plus 2% per annum.

(c)               Swing Line Loans. The Swing Line Lender shall receive, for its own account, all payments or prepayments of principal and interest with respect to the Swing Line Loans; provided, however, upon the funding of the Participants’ participation interests with respect to a Swing Line Loan pursuant to Section 2.3(c), such Participants shall be entitled to receive their pro rata share of any payment or prepayment of principal and interest with respect to such Swing Line Loan.

3.8              Sharing of Payments.

The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to any other Lender an amount payable by such Lender or the Administrative Agent to such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a

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setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

3.9              Capital Adequacy.

If, after the date thereof, any Lender determines that a Change in Law has or would have the effect of reducing the rate of return on the capital or assets of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

3.10          Inability To Determine Interest Rate.

(a)               If, in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines in good faith (which determination shall be conclusive and binding upon the Borrower absent manifest error) that (x) deposits in the applicable currency are not being offered to banks in the applicable offshore market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or (y) adequate and reasonable means do not exist for determining the LIBO Rate or EURIBO Rate, as applicable, for such Eurocurrency Rate Loan (including because the Screen Rate is not available or published on a current basis); provided that no Benchmark Transition Event shall have occurred at such time, or (ii) the Required Lenders shall have notified the Administrative Agent that they have in good faith determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that the LIBO Rate or EURIBO Rate, as the case may be, for such Eurocurrency Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly notify the Borrower and all the Lenders. Thereafter and until any notice under clause (i) or (ii) of this Section 3.10(a) shall have been withdrawn by the Administrative Agent (by notice to the Borrower) promptly upon either (x) the Administrative Agent having determined that such circumstances affecting the relevant market no longer exist and adequate and reasonable means do exist for determining the LIBO Rate or the EURIBO Rate, as applicable, or (y) the Administrative Agent having been notified by the Required Lenders that circumstances described in clause (ii) no longer exist, the obligation of the Lenders to make or maintain LIBOR Loans or EURIBOR Loans, as applicable, shall be suspended (but subject to paragraph (b) of this Section) until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending Notice of Borrowing or Notice of Continuation/Conversion with respect to such Eurocurrency Rate Loans or, failing that, in the case of a Notice of Borrowing or Notice of Continuation/Conversion with respect to Eurocurrency Rate Loans denominated in Dollars, will be deemed to have converted such request into a request for a borrowing of or conversion into a Base Rate Loan in the amount specified therein.

(b)               ~~If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in paragraph (a)(i)(y) of this Section have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances~~

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~~set forth in such paragraph (a)(i)(y) have not arisen but the supervisor for the administrator of the applicable Screen Rate or a Governmental Authority having jurisdiction over~~Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has ~~made a public statement identifying a specific date after which the applicable Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to such applicable Screen Rate that gives due consideration to the then-prevailing market convention for determining a rate of interest for syndicated loans in the United States of the applicable currency and rate at such time, and the Administrative Agent and the Borrower shall enter into a mutually acceptable amendment to this Credit Agreement to reflect such alternate rate of interest and such other related changes to this Credit Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Percentage). Notwithstanding anything to the contrary in Section 11.6, such amendment shall become effective without any further action or consent of any other party to this Credit Agreement (other than the Borrower, whose written consent shall be required) so long as the Administrative Agent shall not have received, within five Business Days following the date on which a copy of such amendment shall have been provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Further, notwithstanding the foregoing, if any alternate rate of interest established pursuant to this paragraph (b) (without giving effect to the Applicable Percentage or any alternative spread that may have been agreed upon over the applicable Lenders’ deemed cost of funds) shall be less than zero, such rate shall be deemed to be zero for all purposes of this Credit Agreement.~~posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement pursuant to this Section 3.10 will occur prior to the applicable Benchmark Transition Start Date.

(c)       In connection with the implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement (other than the Administrative Agent and the Borrower).

(d)       The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in

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Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any reasonable determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.10.

(e)       Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any interest election request that requests the conversion of any Base Rate Loan to, or continuation of any LIBO Rate Loan as, a LIBO Rate Loan shall be ineffective and (ii) if any borrowing request requests a LIBO Rate Loan, such Loan shall be made as a Base Rate Loan. During any Benchmark Unavailability Period, the component of the Base Rate based upon the Adjusted LIBO Rate will not be used in any determination of the Base Rate.

3.11          Illegality.

If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans or EURIBOR Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, the applicable currency in the applicable offshore market for such currency, or to determine or charge interest rates based upon the LIBO Rate or EURIBO Rate, as applicable, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBOR Loans or EURIBOR Loans or to convert Base Rate Loans to LIBOR Loans, as applicable, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans in the Dollar Equivalent of such Eurocurrency Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted, together with any amounts due with respect thereto pursuant to Section 3.14. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.12          Requirements of Law.

If any Lender determines that as a result of any Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make

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or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing, participating in or maintaining any Letters of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.12 any such increased costs or reduction in amount resulting from (i) taxes other than capital taxes imposed on such Lender’s loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto and (ii) reserve requirements utilized in the determination of the LIBO Rate or EURIBO Rate, as applicable), then from time to time, within 10 days of demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction in yield.

3.13          Taxes.

(a)               Any and all payments by or on behalf of the Borrower to or for the account of the Administrative Agent or any Lender under any Credit Document shall be made free and clear of and without deduction for any and all present or future income, stamp or other taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, but excluding, in the case of the Administrative Agent and each Lender, (x) any branch profit taxes or taxes imposed on or measured by its net income, (y) franchise taxes imposed on it (in lieu of net income taxes), in each case by the jurisdiction (or any political subdivision thereof) under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains its Lending Office, and (z) any taxes imposed by FATCA (all such non-excluded present or future income, stamp or other taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by any Requirement of Law to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.13(a)), the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable Requirements of Law and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof, to the extent such receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(b)               In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as “Other Taxes”).

(c)               [Reserved].

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(d)               The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.13(d)) paid by the Administrative Agent and such Lender and (ii) any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto.

(e)               In the case of any payment hereunder or under any other Credit Document by or on behalf of the Borrower through an account or branch outside the United States, or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, an opinion of counsel reasonably acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code.

(f)                Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Credit Agreement, (i) two duly signed completed copies of either IRS Form W-8BEN or any successor thereto, including IRS Form W-8BEN-E (relating to such Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Lender by the Borrower pursuant to this Credit Agreement), IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Lender by the Borrower pursuant to this Credit Agreement), or IRS Form W-8IMY or any successor thereto (relating to all payments to be made to such Lender by the Borrower pursuant to this Credit Agreement) as appropriate, or such other evidence satisfactory to the Borrower and the Administrative Agent that such Lender is entitled to an exemption from, or reduction of, United States withholding tax and (ii) in the case of a foreign Lender claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a “Certificate of Non-Bank Status for Foreign Entities” substantially in the form of Exhibit 3.13(f) together with the applicable IRS Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such foreign Lender claiming complete exemption from, or a reduced rate of, United States withholding tax on payments under this Credit Agreement and the other Credit Documents. Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Credit Agreement two duly signed completed copies of IRS Form W-9 or any successor thereto or such other evidence satisfactory to the Borrower and the Administrative Agent that such Lender is entitled to an exemption from, or reduction of, United States withholding tax. If a payment made to a Lender under any Credit Document would be subject to United States withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its

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obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.13(f), “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date. Thereafter and from time to time, each such Lender shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities), as appropriate, as may reasonably be requested by the Borrower or the Administrative Agent and then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Credit Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction (or it is determined the earlier claimed exemption was incorrectly claimed for any reason), (iii) promptly update any previously delivered form or certification that has expired or become obsolete or inaccurate in any respect (or promptly notify the Borrower and Administrative Agent of its legal inability to do so) and (iv) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any Requirement of Law that the Borrower make any deduction or withholding for taxes from amounts payable to such Lender. If payments to any Lender, at the time such Lender (i) acquires the applicable interest in a Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.17) or (ii) changes its Lending Office, are subject to United States withholding tax at a rate in excess of zero pursuant to a law in effect at that time, withholding tax at such rate shall be considered excluded from Taxes for purposes of any indemnity or gross up unless and until a lesser rate applies, whereupon withholding tax at such rate only shall be considered excluded from Taxes for periods thereafter; provided, however, that, if at the date (i) of any assignment pursuant to which such Lender becomes a party to this Credit Agreement or (ii) such Lender changes its Lending Office, such Lender’s assignor (or such Lender immediately before it changed its Lending Office) was entitled to payments under subsection (a) of this Section 3.13 in respect of United States withholding tax at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to such Lender on such date. If such Lender fails to deliver the above forms or other evidence, then the Borrower or the Administrative Agent may withhold from any interest payment to such Lender an amount equal to the applicable withholding tax imposed by the Code, without reduction. If any Governmental Authority asserts that the Borrower or the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Lender, such Lender shall indemnify the Borrower or the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Borrower or the Administrative Agent under this Section 3.13(f), and costs and expenses (including Attorney Costs) of the Borrower or the Administrative Agent. For any period with respect to which a Lender has failed to provide the Administrative Agent with the above forms or other evidence (other than if such failure is due to a change in the applicable law, or in the interpretation or application thereof, occurring after the date on which such form or other evidence originally was required to be provided or if such form or other evidence otherwise

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is not required), such Lender shall not be entitled to indemnification under subsection (d) of this Section 3.13 nor shall the Borrower be required to make additional payments under subsection (a) of this Section 3.13 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver such form or other evidence required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender in recovering such Taxes. The obligation of the Lenders under this Section 3.13(f) shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

(g)               In the event that an additional payment is made under Section 3.13(a) for the account of any Lender and such Lender, in its reasonable judgment, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender shall, in its reasonable judgment, have determined to be attributable to such deduction or withholding and which will leave such Lender (after such payment) in no worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

(h)               For purposes of determining withholding tax imposed under FATCA, from and after the Restatement Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(i)                 Solely for purposes of this Section 3.13, the term “Credit Document” includes the Fee Letters.

3.14          Compensation.

Upon the written demand of any Lender, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)               any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Eurocurrency Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)               any failure by the Borrower (for a reason other than the failure of such Lender to make a Eurocurrency Rate Loan) to prepay, borrow, continue or convert any

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Eurocurrency Rate Loan on the date or in the amount previously requested by the Borrower; or

(c)               any assignment required pursuant to Section 2.7(e), Section 3.17 or Section 11.6.

The amount each such Lender shall be compensated pursuant to this Section 3.14 shall include, without limitation, (i) any loss incurred by such Lender in connection with the re-employment of funds paid, prepaid or repaid, or not borrowed or paid, as the case may be, and (ii) any reasonable and documented out-of-pocket expenses (including Attorney Costs) incurred and reasonably attributable thereto.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.14, each Lender may deem itself to have funded each Eurocurrency Rate Loan made by it at the LIBO Rate or EURIBO Rate, as applicable, for such Eurocurrency Rate Loan by a matching deposit or other borrowing in the applicable offshore interbank markets for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.15          Determination and Survival of Provisions.

All determinations by the Administrative Agent or a Lender of amounts owing under Sections 3.9 through 3.14, inclusive, shall, absent manifest error, be conclusive and binding on the parties hereto. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. Section 3.9 through 3.14, inclusive, shall survive the termination of this Credit Agreement and the payment of all Obligations.

3.16          Notification by Lenders.

Each Lender shall notify the Borrower of any event that will entitle such Lender to compensation under Section 3.9, 3.12, 3.13 or 3.14 as promptly as practicable, but in any event within 90 days after such Lender obtains actual knowledge thereof; provided, however, that if any Lender fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to Section 3.9, 3.12, 3.13 or 3.14 in respect of any costs resulting from such event, only be entitled to payment under Section 3.9, 3.12, 3.13 or 3.14 for costs incurred from and after the date 90 days prior to the date that such Lender gives such notice; provided further that, if the event giving rise to such Lender’s right to compensation under Section 3.9, 3.12, 3.13 or 3.14 is retroactive in effect, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof. If requested by the Borrower, each Lender will furnish to the Borrower within 10 Business Days of the time the Lender requests compensation under Section 3.9, 3.12, 3.13 or 3.14, a certificate setting forth the basis, amount and reasonable detail of computation of each request by such Lender for compensation under Section 3.9, 3.12, 3.13 or 3.14, which certificate shall, except for demonstrable error, be final, conclusive and binding for all purposes.

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3.17          Mitigation; Mandatory Assignment.

Each Lender shall use reasonable efforts to avoid or mitigate any increased cost or suspension of the availability of an interest rate under Sections 3.9 through and including 3.14 above to the greatest extent practicable (including transferring the Loans to another Lending Office or Affiliate of a Lender) unless, in the reasonable opinion of such Lender, such efforts would be likely to have an adverse effect upon it. In the event (a) a Lender makes a request to the Borrower for additional payments in accordance with Section 3.9, 3.12, 3.13 or 3.14, or delivers a notice under Section 3.10 or 3.11 or (b) any Lender shall be a Defaulting Lender, then, provided that no Default or Event of Default has occurred and is continuing at such time, the Borrower may, (a) in the case of a Lender that makes a request to the Borrower for additional payments in accordance with Section 3.9, 3.12, 3.13 or 3.14, or delivers a notice under Section 3.10 or 3.11, at its own expense (such expense to include, without limitation, any transfer fee payable to the Administrative Agent under Section 11.3(b)), and (b) in the case of a Defaulting Lender, at the replacement Lender’s expense (such expense to include, without limitation, any transfer fee payable to the Administrative Agent under Section 11.3(b)), and, in each case, in its sole discretion, require such Lender or Defaulting Lender, as the case may be, to transfer and assign in whole (but not in part), without recourse (in accordance with and subject to the terms and conditions of Section 11.3(b)), all of its interests, rights and obligations under this Credit Agreement to an Eligible Assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (a) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (b) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the portion of the Loans hereunder held by such assigning Lender and all other amounts owed to such assigning Lender hereunder, including amounts owed pursuant to Sections 3.9, 3.12, 3.13 or 3.14 hereof.

SECTION 4

[Reserved]

SECTION 5

CONDITIONS PRECEDENT

5.1              Conditions to Effectiveness.

The effectiveness of this Credit Agreement shall be subject to the satisfaction of the following conditions:

(a)               The Administrative Agent shall have received duly executed counterparts of the Amendment and Restatement Agreement that, when taken together, bear the signatures of the Borrower, each Lender and the Administrative Agent.

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(b)               The Administrative Agent shall have received a written opinion of Shearman & Sterling LLP and a written opinion of the Deputy General Counsel of the Borrower, each (A) dated the Restatement Effective Date, (B) addressed to the Administrative Agent on behalf of the Lenders and (C) in form and substance consistent with the opinions delivered by Shearman & Sterling LLP and the Deputy General Counsel of the Borrower, respectively, on the Prior Closing Date, but giving effect to the amendment and restatement of the Existing Credit Agreement in the form hereof.

(c)               The Administrative Agent shall have received such customary documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the authorization of the transactions contemplated hereby by the Borrower, all in form and substance reasonably satisfactory to the Administrative Agent, consistent with those delivered on the Prior Closing Date and giving effect to the Amendment and Restatement Agreement.

(d)               The Administrative Agent shall have received payment from the Borrower, for the account of each Lender that executes and delivers a counterpart signature page to the Amendment and Restatement Agreement, of (i) an amendment fee (the “Amendment Fee”) in an amount equal to [***]% of the amount of the Revolving Commitment of such Lender that does not exceed its Revolving Commitment under the Existing Credit Agreement and (ii) an upfront fee (the “Upfront Fee”) in an amount equal to [***]% of the amount by which the Revolving Commitment of such Lender exceeds its Revolving Commitment (if any) under the Existing Credit Agreement. The Amendment Fee and the Upfront Fee shall be payable in immediately available funds and, once paid, shall not be refundable.

(e)               The Administrative Agent shall have received, in immediately available funds, payment of all interest and fees accrued to the Restatement Effective Date under the Existing Credit Agreement, as well as costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with the Existing Credit Agreement, the Amendment and Restatement Agreement or the transactions contemplated thereby, including, to the extent invoiced, all amounts payable under Section 6 of the Amendment and Restatement Agreement.

(f)                The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act to the extent requested at least five days prior to the Restatement Effective Date.

(g)               The representations set forth in paragraphs (b) and (c) of Section 3 of the Amendment and Restatement Agreement and in Section 6 of this Credit Agreement shall be true and correct on and as of the Restatement Effective Date and the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower, dated the Restatement Effective Date, to such effect.

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The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date and such notice shall be conclusive and binding.

5.2              Conditions to All Extensions of Credit.

In addition to the conditions precedent stated in Section 5.1, the Lenders shall not be obligated to make Loans nor shall any Issuing Lender be required to issue, extend or increase the amount of a Letter of Credit, in each case on or after the Restatement Effective Date unless as of the date thereof:

(a)               Notice. The Borrower shall have delivered (i) in the case of any Loan, to the Administrative Agent, an appropriate Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1, and (ii) in the case of any Letter of Credit, to the Administrative Agent for distribution by the Administrative Agent to the relevant Issuing Lender as specified by the Borrower, an appropriate request for issuance of a Letter of Credit in accordance with the provisions of Section 2.2 and (iii) in the case of any Swing Line Loan, to the Swing Line Lender, a Swing Line Loan Request, duly executed and completed, by the time specified in Section 2.3.

(b)               Representations and Warranties. The representations and warranties made by the Borrower in this Credit Agreement or any Credit Document (other than, in the case of any Extension of Credit made after the Restatement Effective Date, the representations and warranties set forth in Sections 6.7 and 6.10) are true and correct (i) in the case of any representation and warranty that is qualified by materiality, in all respects and (ii) otherwise, in all material respects, at and as of the date of such Extension of Credit except to the extent they expressly and exclusively relate to an earlier date in which case such representations and warranties shall be true and correct (x) in the case of any representation and warranty that is qualified by materiality, in all respects and (y) otherwise, in all material respects, as of such earlier date.

(c)               No Default. No Default or Event of Default shall exist and be continuing either prior to or after giving effect to such Extension of Credit.

(d)               Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, (i) the sum of the Dollar Equivalent of outstanding Revolving Loans plus the Dollar Equivalent of outstanding LOC Obligations plus outstanding Swing Line Loans shall not exceed the Revolving Committed Amount and (ii) the sum of the Dollar Equivalent of outstanding LOC Obligations shall not exceed the LOC Committed Amount.

(e)       Cash Balances. Solely during the Covenant Increase Period, after giving pro forma effect to the making of a Loan (and the application of the proceeds thereof), the Consolidated Cash Balance as of the end of the Business Day immediately prior to the date of the applicable Notice of Borrowing or Swing Line Loan Request, as the case may be, shall not exceed $1,050,000,000.

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The delivery of each Notice of Borrowing, each request for a Letter of Credit and each Swing Line Loan Request shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above and, solely during the Covenant Increase Period, subsection (e) above.

SECTION 6

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents to the Administrative Agent and each Lender that:

6.1              Organization and Good Standing.

The Borrower and each Domestic Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified and in good standing as a foreign organization and authorized to do business in every other jurisdiction where its ownership or operation of property or the conduct of its business would require it to be qualified, in good standing and authorized, unless the failure to be so qualified, in good standing or authorized would not have or would not reasonably be expected to have a Material Adverse Effect and (c) has the power and authority to own and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted.

6.2              Due Authorization.

The Borrower (a) has the power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) has duly taken all necessary action to authorize, and is duly authorized, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

6.3              Enforceable Obligations.

The Borrower has duly executed this Credit Agreement and each other Credit Document to which the Borrower is a party and this Credit Agreement and such other Credit Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally or by general equitable principles.

6.4              No Conflicts.

Neither the execution and delivery of this Credit Agreement and the other Credit Documents to which it is a party, nor the consummation of the transactions contemplated herein and therein, nor the performance of or compliance with the terms and provisions hereof and thereof by the Borrower will (a) violate, contravene or conflict with any provision of the Borrower’s organizational documents, (b) violate, contravene or conflict with any Requirement of Law (including, without limitation, Regulations T, U or X), order, writ, judgment, injunction,

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decree, license or permit applicable to the Borrower which violation would have or would reasonably be expected to have a Material Adverse Effect, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, or other material contract, agreement or instrument to which the Borrower or any Domestic Subsidiary is a party or by which it or its properties may be bound which violation would have or would reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to the Properties of the Borrower or any Domestic Subsidiary.

6.5              Consents.

Except for consents, approvals and authorizations which have been obtained or the absence of which would not have or would not reasonably be expected to have a Material Adverse Effect, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, equity owner or third party in respect of the Borrower is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents, or the consummation of any transaction contemplated herein or therein by the Borrower.

6.6              Financial Condition.

The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and income statement, together with related consolidated statements of operations, cash flows and changes in stockholders’ equity as of and for the fiscal year ended December 31, 2017, audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, independent registered public accountants. Such financial statements, and the financial statements that shall at any time have been delivered to the Administrative Agent and the Lenders pursuant to Sections 7.1(a) and (b): (a) have been prepared in accordance with GAAP and (b) present fairly the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods. Since December 31, 2017, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Borrower and its Subsidiaries, taken as a whole, or purchase or other acquisition by any such Person of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which is not (i) reflected in the most recent financial statements delivered to the Lenders prior to the date hereof or pursuant to Section 7.1(a) or (b) or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent and the Lenders.

6.7              Material Adverse Effect.

Since December 31, 2017, there has been no event or condition that has resulted or could reasonably be expected to result in a material adverse change in or affecting the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, other than as disclosed to the Lenders or in the Borrower’s filings with the Securities and Exchange Commission prior to the Restatement Effective Date.

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6.8              Disclosure.

Neither this Credit Agreement, nor any other Credit Document, nor any financial statements delivered to the Administrative Agent or the Lenders nor any other document, certificate or statement furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower in connection with the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not materially misleading.

6.9              No Default.

No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Credit Agreement and the other Credit Documents.

6.10          Litigation.

Except as set forth in Schedule 6.10 or as disclosed in the Borrower’s filings with the Securities and Exchange Commission prior to the Restatement Effective Date, no litigation, investigation, claim, criminal prosecution, civil investigative demand, imposition of criminal or civil fines and penalties, or any other proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective Properties (a) with respect to the Credit Documents or any Extension of Credit or any of the transactions contemplated hereby or (b) which would reasonably be expected to have a Material Adverse Effect.

6.11          Taxes.

The Borrower and each of its Subsidiaries has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and has paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) that are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP.

6.12          Compliance with Law.

Except to the extent the same would not reasonably be expected to have a Material Adverse Effect:

(a)               The Borrower and each of its Subsidiaries is in compliance with all Requirements of Law (including, without limitation, Environmental Laws, ERISA, HIPAA, Medicaid Regulations and Medicare Regulations) and all material orders, writs, injunctions and decrees applicable to it, or to its Properties.

(b)               (i) Neither the Borrower nor any of its Subsidiaries nor any individual employed by the Borrower or any of its Subsidiaries has been, or may reasonably be

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expected to be, excluded or suspended from participation in any Medical Reimbursement Program for their corporate or individual actions or failures to act and (ii) there is no member of management continuing to be employed by the Borrower or any of its Subsidiaries who has been, or may reasonably be expected to have, individual criminal culpability for healthcare matters under investigation by any Governmental Authority unless such member of management has been, within a reasonable period of time after discovery of such actual or potential culpability, either suspended or removed from positions of responsibility related to those activities under challenge by the Governmental Authority.

(c)               Current billing policies, arrangements, protocols and instructions comply with all material requirements of Medical Reimbursement Programs and are administered by properly trained personnel.

(d)               Current medical director compensation arrangements and other arrangements with referring physicians comply with state and federal self-referral and anti-kickback laws, including without limitation 42 U.S.C. Section 1320a-7b(b)(1) - (b)(2) and 42 U.S.C. Section 1395nn.

6.13          Licensing and Accreditation.

Except to the extent the same would not be reasonably expected to have a Material Adverse Effect, the Borrower and each of its Domestic Subsidiaries has, to the extent applicable, (a) obtained and maintains in good standing all required licenses, permits, authorizations and approvals of each Governmental Authority necessary to the conduct of its business, (b) to the extent prudent and customary in the industry in which it is engaged, has obtained and maintains accreditation from all generally recognized accrediting agencies (including, but not limited to, CAP), (c) has obtained and maintains CLIA certification, (d) has entered into and maintains in good standing its Medicare Provider Agreements and its Medicaid Provider Agreements and (e) has ensured that all such required licenses, certifications and accreditations are in full force and effect and have not been revoked or suspended or otherwise limited.

6.14          Insurance.

The properties of the Borrower and each of its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower (except to the extent that self-insurance is maintained in reasonable amounts), in such amounts, with such deductibles and covering such risks, as is reasonable and prudent.

6.15          Use of Proceeds.

The proceeds of the Loans have been and will be used solely for the purposes specified in Section 7.8.

6.16          Government Regulation.

(a)               “Margin stock” within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the

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transactions contemplated by the Credit Documents (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of Regulations T, U or X.

(b)               The Borrower is not subject to regulation under the Investment Company Act of 1940, as amended.

6.17          ERISA.

Except as would not reasonably be expected to result in a Material Adverse Effect:

(a)               (i) No ERISA Event has occurred, and, to the best knowledge of the Borrower and each ERISA Affiliate, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan, (ii) no Plan (other than a Multiemployer Plan) has failed to meet the “minimum funding standard” (as such term is defined in Section 302 of ERISA and Section 412 of the Code) applicable to such Plan, in each instance, whether or not waived, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws and (iv) no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

(b)               Neither the Borrower nor any ERISA Affiliate has incurred, or, to the best of each such party’s knowledge, is reasonably expected to incur, any liability under Title IV of ERISA with respect to any Single Employer Plan, other than for the payment of premiums arising in the ordinary course of business, or any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of each such Person’s knowledge, reasonably expected to be insolvent or terminated. Neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.18          Environmental Matters.

Except with respect to matters that would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

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6.19          Intellectual Property.

The Borrower and each of its Subsidiaries owns, or has the legal right to use, all material patents, trademarks, copyrights and other intellectual property rights (the “Intellectual Property”) necessary for each of them to conduct its business as currently conducted other than as would not be reasonably expected to have a Material Adverse Effect. To the knowledge of the Borrower and its Subsidiaries, (i) no claim has been asserted and is pending before any Governmental Authority by any Person against the Borrower or any of its Subsidiaries challenging the use, validity or effectiveness of any Intellectual Property owned by the Borrower or any of its Subsidiaries and (ii) the use of any Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, in the case of each of (i) and (ii) except for claims and infringements that, in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect.

6.20          Subsidiaries.

As of the Restatement Effective Date and unless the Borrower shall have complied with its obligations under Section 7.10, there are no Domestic Subsidiaries of the Borrower that, individually or together with their Subsidiaries, guarantee Material Debt of the Borrower.

6.21          Anti-Corruption Laws and Sanctions.

The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of the proceeds of any Loan or any Letter of Credit or other transaction contemplated by this Credit Agreement will result in a violation by any party hereto of Anti-Corruption Laws or applicable Sanctions.

6.22          EEA Financial Institution.

The Borrower is not is an EEA Financial Institution.

SECTION 7

AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees and other obligations then due and payable hereunder, have been paid in full (other than contingent obligations for which no claim has been made) and the Commitments and Letters of Credit

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hereunder shall have terminated or expired (or, in the case of Letters of Credit, the LOC Obligations have been cash collateralized), as applicable:

7.1              Information Covenants.

The Borrower will furnish, or cause to be furnished, to the Administrative Agent for the benefit of each of the Lenders:

(a)               Annual Financial Statements. As soon as available, and in any event within the earlier of (i) 95 days after the close of each fiscal year of the Borrower or (ii) 10 Business Days after the date the Borrower files its Form 10-K with the Securities and Exchange Commission, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations, cash flows and changes in stockholders’ equity for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such consolidated financial information described above to be audited by independent certified public accountants of recognized national standing and whose opinion shall be to the effect that such financial statements fairly present in all material respects the consolidated financial position, results of operations and cash flows of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP and shall not be limited as to the scope of the audit or qualified in any manner. Notwithstanding the above, it is understood and agreed that delivery of the Borrower’s applicable Form 10-K shall satisfy the requirements of this Section 7.1(a).

(b)               Quarterly Financial Statements. As soon as available, and in any event within the earlier of (i) 50 days after the close of each of the first three fiscal quarters of the Borrower or (ii) 10 Business Days after the date the Borrower files its Form 10-Q with the Securities and Exchange Commission, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations, cash flows and changes in stockholders’ equity for such fiscal quarter setting forth in each case in comparative form the corresponding consolidated statements of operations and cash flows for the corresponding period of the preceding fiscal year, and accompanied by a certificate of an Authorized Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries and in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments. Notwithstanding the above, it is understood and agreed that delivery of the Borrower’s applicable Form 10-Q shall satisfy the requirements of this Section 7.1(b).

(c)               Officer’s Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenant contained in Section 7.2 by calculation thereof as of the end of each such fiscal period ~~and~~, (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto and (iii) certifying that

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all of the then designated proceeds of any then outstanding Disregarded Debt (as such proceeds are designated from time to time pursuant to definition of “Disregarded Debt”) continue to be held in cash or cash equivalent investments by, and segregated on the books of, the Borrower.

(d)               Reports. Promptly upon transmission or receipt thereof, copies of all financial statements, proxy statements, notices and reports which the Borrower or any of its Subsidiaries shall send to shareholders of the Borrower generally and, upon request of the Administrative Agent, copies of any filings and registrations with, and reports to or from, any Governmental Authority which has regulatory authority with respect to the Borrower and its Subsidiaries.

(e)               Notices. Upon the Borrower obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within five Business Days) of (i) the occurrence of any Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, (ii) the occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (A) the pendency or commencement of any litigation, arbitration or governmental proceeding against the Borrower or any of its Subsidiaries which has had or would reasonably be expected to have a Material Adverse Effect or (B) material non-compliance with, or the institution of any proceedings against the Borrower or any of its Subsidiaries with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation of, any Requirement of Law (including, without limitation, Environmental Laws) the violation of which has had or would reasonably be expected to have a Material Adverse Effect, (iii) any change to any Debt Rating of the Borrower, and (iv) any proceeding against the Borrower or any of its Subsidiaries to suspend, revoke or terminate any Medicaid Provider Agreement or Medicare Provider Agreement, or to exclude the Borrower or any of its Subsidiaries from any Medical Reimbursement Program, which is reasonably expected to have a Material Adverse Effect.

(f)                ERISA. Upon the Borrower or any ERISA Affiliate obtaining knowledge thereof, such Person shall give written notice to the Administrative Agent promptly (and in any event within 10 Business Days) of the occurrence of any of the following events which has had or would be reasonably expected to have a Material Adverse Effect: (i) any ERISA Event, (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any ERISA Affiliate (within the meaning of Title IV of ERISA), (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the “minimum funding standard” (as such term is defined in Section 302 of ERISA and Section 412 of the Code) applicable to such Plan or (iv) any change in the funding status of any Plan that would reasonably be expected to have a Material Adverse Effect; in each case together with a description of any such event or condition or a copy of any such notice and a statement by an Authorized Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is

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proposed to be taken by such Person with respect thereto. Promptly upon request, the Borrower shall furnish the Administrative Agent with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).

(g)               Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower and its Subsidiaries as the Administrative Agent may reasonably request.

(h)               Public/Private Information. The Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive MNPI) (each, a “Public Lender”). The Borrower hereby agrees that (A) all Borrower Materials that are to be made available to the Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (B) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws, (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public” and (D) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked “Public”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

(i)                 Electronic Delivery. Documents required to be delivered pursuant to Section 7.1(a) or (b) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.1 or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify (which may be facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such compliance

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certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

7.2              Financial Covenant.

The Leverage Ratio, as of the last day of each fiscal quarter of the Borrower (other than a fiscal quarter ending during the Covenant Increase Period), shall be less than or equal to 3.50 to 1.00; provided that, following the consummation of a Material Acquisition that, on a pro forma basis, would result in an increase in the ~~Borrower’s~~ Leverage Ratio, if the Borrower shall so elect by a notice delivered to the Administrative Agent within 30 days following such completion (a “Leverage Increase Election”), which notice may be given no more than two times in the aggregate, such maximum Leverage Ratio shall be increased to 4.00 to 1.00 at the end of and for the fiscal quarter during which such Material Acquisition shall have been consummated and at the end of and for each of the following three consecutive fiscal quarters (the period during which any such increase in the Leverage Ratio shall be in effect being called a “Leverage Increase Period”). The Borrower may terminate any Leverage Increase Period by a notice delivered to the Administrative Agent whereupon, on the last day of the fiscal quarter during which such notice was given and on the last day of each fiscal quarter thereafter until another Leverage Increase Period has commenced as provided in this Section, the maximum Leverage Ratio shall be 3.50 to 1.00.

Notwithstanding the foregoing, solely during the Covenant Increase Period, the Leverage Ratio as of the date set forth below shall be less than or equal to the ratio set forth opposite such date below (it being understood and agreed that no Leverage Increase Election may be made or shall be effective during the Covenant Increase Period):

Date	Ratio
June 30, 2020	5.00 to 1.00
September 30, 2020	5.50 to 1.00
December 31, 2020	6.50 to 1.00
March 31, 2021	6.25 to 1.00
June 30, 2021	4.50 to 1.00
September 30, 2021	3.50 to 1.00

Notwithstanding anything to the contrary in this Agreement, with respect to the calculation of the Leverage Ratio as of the last day of any fiscal quarter as required by this Section 7.2, any Indebtedness that shall have satisfied the requirements set forth in the definition of “Disregarded Debt” on or prior to the date on which the certificate that is required to be

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delivered pursuant to Section 7.1(c) in respect of such fiscal quarter (or with respect to any fiscal quarter ending December 31, in respect of such fiscal period) shall be excluded from the calculation of the Leverage Ratio for the last day of such fiscal quarter.

7.3              Preservation of Existence and Franchises.

The Borrower will, and will cause its Subsidiaries to, maintain and preserve its existence and any rights, franchises, Intellectual Property and authority that are used or useful in the conduct of business except as permitted by Section 8.4, in each case to the extent and in the manner customary for companies in similar businesses, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

7.4              Compliance with Law.

Except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, (a) comply with all Requirements of Law, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property (including, without limitation, Environmental Laws and ERISA), (b) conform with and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including without limitation, HIPAA, Medicare Regulations, Medicaid Regulations, and all laws, rules and regulations of Governmental Authorities, pertaining to the business of the Borrower and the Domestic Subsidiaries, (c) obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, CLIA certifications, Medicare Provider Agreements and Medicaid Provider Agreements, (d) ensure that (i) billing policies, arrangements, protocols and instructions will comply with reimbursement requirements under Medicare, Medicaid and other Medical Reimbursement Programs and will be administered by properly trained personnel, (ii) medical director compensation arrangements and other arrangements with referring physicians will comply with applicable state and federal self-referral and anti-kickback laws, including without limitation 42 U.S.C. Section 1320a-7b(b)(1) - (b)(2) 42 U.S.C. and 42 U.S.C. Section 1395nn and (iii) no event or related events occur that result in the exclusion of the Borrower or any of its Subsidiaries from participation in any Medical Reimbursement Program and (e) make commercially reasonable efforts to implement policies that are consistent with HIPAA on or before the date that the Borrower and the Domestic Subsidiaries are required to comply therewith. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

7.5              Payment of Taxes.

The Borrower will, and will cause its Subsidiaries to, pay, settle or discharge all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent; provided, however, that the Borrower and its Subsidiaries shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by appropriate proceedings and as to which

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adequate reserves have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would reasonably be expected to have a Material Adverse Effect.

7.6              Insurance.

The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker’s compensation, liability, casualty and business interruption insurance) with reputable national companies that are not Affiliates of the Borrower (except to the extent that self-insurance is maintained in reasonable amounts), in such amounts, covering such risks and liabilities as is reasonable and prudent.

7.7              Maintenance of Property.

The Borrower will, and will cause its Subsidiaries to, maintain and preserve its properties and equipment that are used or useful in the conduct of business in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, in each case to the extent and in the manner customary for companies in similar businesses, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

7.8              Use of Proceeds.

(a)               The Borrower will use the proceeds of the Loans and the issuance of the Letters of Credit solely for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including acquisitions.

(b)               The Borrower will not request any Loan or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

7.9              Audits/Inspections.

Upon reasonable notice and during normal business hours, but not more than once per calendar year, the Borrower will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent or any Lender, including, without limitation, independent accountants, agents, attorneys and appraisers, to visit and inspect the Borrower’s or any Subsidiary’s Property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent, any Lender or its representatives to investigate and verify the accuracy of information provided to the Administrative Agent or the Lenders and to discuss all such matters

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with the officers, employees and representatives of the Borrower and/or its Subsidiaries; provided, however, during the existence of a Default or Event of Default, the Administrative Agent and the Lenders may request as many inspections as reasonable under the circumstances. Any expenses incurred in connection with this Section 7.9 shall be for the account of the Lenders unless an Event of Default exists, in which case such reasonable and documented out-of-pocket expenses shall be for the account of the Borrower. Any representatives appointed by the Administrative Agent shall sign a confidentiality agreement reasonably acceptable to the Borrower prior to any visit, investigation, inspection or verification permitted by this Section 7.9. Notwithstanding the foregoing, neither the Borrower nor any of its Subsidiaries shall be required to (i) disclose documents where such disclosure could result in the loss of attorney-client privilege or a violation of applicable Laws or (ii) violate any confidentiality agreement with a Person other than the Borrower or a Subsidiary binding on it.

7.10          Subsidiary Guarantees.

If at any time any Domestic Subsidiary of the Borrower shall guarantee or otherwise become liable for any Material Debt of the Borrower, the Borrower shall so notify the Administrative Agent and promptly thereafter (but in any event within 10 days) shall cause such Domestic Subsidiary to (i) enter into a guarantee agreement, substantially in the form attached as Exhibit 7.10 hereto and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Subsidiary and favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the guarantee agreement referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent. The Borrower further agrees to countersign any such guarantee agreement in the space provided therein.

7.11          Compliance Program.

The Borrower will, and will cause each of its Domestic Subsidiaries that operates a clinical laboratory to, maintain, and be operated in accordance with, a compliance program which is reasonably designed to provide effective internal controls that promote adherence to applicable federal and state law and the program requirements of federal and state health plans, and which includes the implementation of internal audits and monitoring on a regular basis to monitor compliance with the requirements of the compliance program and applicable law, regulations and company policies.

SECTION 8

NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations then due and payable hereunder, have been paid in full (other than contingent obligations for which no claim has been made) and the Commitments and Letters of Credit hereunder shall have

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terminated or expired (or, in the case of Letters of Credit, the LOC Obligations have been cash collateralized):

8.1              Indebtedness of Subsidiaries.

The Borrower will not permit any of its Subsidiaries to create, incur, assume or permit to exist any Indebtedness, other than:

(a)               Guarantee Obligations under guarantee agreements entered into pursuant to Section 7.10;

(b)               Indebtedness existing on the Restatement Effective Date as set forth on Schedule 8.1;

(c)               Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business;

(d)               Indebtedness owing by a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower; provided that no such Indebtedness shall be assigned or pledged to a Person other than the Borrower or a Subsidiary;

(e)               purchase money Indebtedness (including Capital Leases) to finance the purchase of any Property; provided that (i) the total of all such Indebtedness shall not exceed an aggregate principal amount of $125,000,000 (or, solely during the Covenant Increase Period, $50,000,000) at any one time outstanding, (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(f)                Indebtedness arising from Permitted Receivables Financings in an amount not to exceed $1,000,000,000 (or, solely during the Covenant Increase Period, $600,000,000) in the aggregate at any one time outstanding;

(g)               Indebtedness evidenced by Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

(h)               any guarantees of Indebtedness of the Borrower by its Domestic Subsidiaries; provided that in the case of any guarantee by a Domestic Subsidiary of Material Debt of the Borrower, such Domestic Subsidiary becomes a guarantor of the Obligations as required by Section 7.10;

(i)                 Indebtedness of any Person that becomes a Subsidiary after the Restatement Effective Date, and Indebtedness secured by any Property acquired by a Subsidiary after the Restatement Effective Date; provided that such Indebtedness exists at the time such Person becomes a Subsidiary or such Property is acquired, is not created in contemplation thereof or in connection therewith and is not assumed or guaranteed by any Subsidiary of the Borrower (unless such assumption or guarantee is permitted by another clause of this Section 8.1);

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(j)                 Indebtedness incurred after the Restatement Effective Date by Foreign Subsidiaries in an amount not to exceed $400,000,000 (or, solely during the Covenant Increase Period, $20,000,000) (or, in each case, the Dollar Equivalent thereof and, in each case, measured for purposes of this clause (j), solely on the date of incurrence thereof) in the aggregate at any time outstanding;

(k)               Refinancing Indebtedness in respect of Indebtedness permitted under clauses (b) and (i) above; and

(l)                 other secured or unsecured Indebtedness; provided, that at the time any such Indebtedness is incurred and after giving effect thereto, the aggregate amount of such Indebtedness and all outstanding Indebtedness theretofore incurred under this clause (l) does not exceed 15% of Net Worth ~~at such time~~(or, solely during the Covenant Increase Period, 7.5% of Net Worth) at such time; provided further, that solely during the Covenant Increase Period, only secured Indebtedness in respect of purchase money Indebtedness (including Capital Leases), secured Indebtedness arising from Permitted Receivables Financings, secured Indebtedness incurred by Foreign Subsidiaries or unsecured Indebtedness shall be permitted to be incurred pursuant to this clause (l).

8.2              Liens.

The Borrower will not, nor will it permit its Subsidiaries to, create, incur, assume or permit to exist any Lien with respect to any of its Property of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, other than:

(a)               Permitted Liens;

(b)               Liens existing on the Restatement Effective Date and identified on Schedule 8.2;

(c)               Liens in connection with Indebtedness of the type permitted by Section 8.1(e) incurred by any Subsidiary on the assets financed with such Indebtedness or by Section 8.1(k) (but only in the case of Indebtedness permitted by Section 8.1(k) to the extent the refinanced Indebtedness was secured by Liens on the applicable asset);

(d)               Liens upon Property acquired (or the Property of a Subsidiary that is acquired) after the Restatement Effective Date by the Borrower or its Subsidiaries, which Liens existed on such Property before the time of such acquisition and were not created in anticipation thereof; provided, however; that (A) no such Lien shall extend to or cover any Property other than the Property so acquired and improvements thereon and proceeds thereof, and (B) the Indebtedness secured by any such Lien is permitted under Section 8.1(i);

(e)               Liens in connection with Permitted Receivables Financings;

(f)                Liens on Property of non-wholly owned Subsidiaries of the Borrower incurred to finance working capital;

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(g)               Liens on Property of Foreign Subsidiaries securing Indebtedness of the type permitted by Section 8.1(j) incurred by Foreign Subsidiaries;

(h)               other Liens securing Indebtedness or other obligations; provided, that at the time any such Lien is incurred and after giving effect thereto, the aggregate amount of Indebtedness and other obligations secured thereby under this clause (h) does not exceed 10% of Net Worth (or, solely during the Covenant Increase Period, 5% of Net Worth) at such time; and

(i)                 renewals and extensions of the foregoing so long as such Liens (i) do not cover any additional Property, (ii) do not secure additional Indebtedness and (iii) are not otherwise prohibited by this Credit Agreement.

8.3              Sale and Leaseback Transactions.

The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transactions unless, after giving effect thereto, all Attributable Debt in respect of such Sale and Leaseback Transactions (measured, in the case of each such Sale and Leaseback Transaction at the time it is entered into by the Borrower or its Subsidiary) does not exceed 5% of Total Assets.

8.4              Nature of Business.

The Borrower will not, nor will it permit its Subsidiaries to, alter the character of its business from that conducted as of the Restatement Effective Date or engage in any substantial manner in any business other than (a) the business conducted by the Borrower and its Subsidiaries as of the Restatement Effective Date and (b) other healthcare-related businesses and businesses reasonably related thereto; provided, that any business incidental, reasonably related or ancillary to the business conducted by the Borrower and the Subsidiaries, taken as a whole, on the Restatement Effective Date or reasonable extensions thereof shall be permitted hereunder.

8.5              Fundamental Changes.

The Borrower will not enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself, or suffer any such liquidation, winding-up or dissolution, or convey, sell, lease, transfer or otherwise voluntarily dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, whether now owned or hereafter acquired; provided that the Borrower may merge with a Subsidiary of the Borrower or any other Person if (a) the Borrower is the surviving Person and (b) at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result from such merger or consolidation.

8.6              Transactions with Affiliates.

~~(a)~~               The Borrower will not, nor will it permit its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer,

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director, shareholder, Subsidiary or Affiliate, except that, notwithstanding the foregoing, each of the following shall be permitted: (a) transactions between or among the Borrower and its Subsidiaries and transactions between or among Subsidiaries, (b) advances to employees in the ordinary course of business, (c) Dividends, (d) fees, compensation and other benefits paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors and employees of the Borrower or any of its Subsidiaries in the ordinary course of business, (e) any employment agreements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (f) any Permitted Receivables Financing and (g) transactions and agreements in existence on the Restatement Effective Date and listed on Schedule 8.6 and, in each case, any amendment thereto.

8.7       Acquisitions.

Solely during the Covenant Increase Period, the Borrower will not, nor will it permit its Subsidiaries to, make or otherwise consummate any Acquisition, except that, notwithstanding the foregoing, each of the following shall be permitted: (i) Acquisitions in respect of joint ventures or other minority investments by the Borrower or any Subsidiary of the Borrower in an aggregate amount, as valued at the time each such Acquisition is made and including all related commitments for future Acquisitions (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such Acquisition), not exceeding $50,000,000 in the aggregate for all such Acquisitions made or committed to be made from and after the first day of the Covenant Increase Period pursuant to this clause (i), (ii) Acquisitions by the Borrower or any Subsidiary of the Borrower in an aggregate amount, as valued at the time each such Acquisition is made and including all related commitments for future Acquisitions (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such Acquisition), not exceeding $300,000,000 in the aggregate for all such Acquisitions made or committed to be made from and after the first day of the Covenant Increase Period pursuant to this clause (ii) and (iii) Acquisitions by the Borrower or any Subsidiary of the Borrower if the Leverage Ratio as of the most recently completed fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 7.1(a) or (b) would be less than or equal to 3.50 to 1.00 (it being understood and agreed, for the avoidance of doubt, that Acquisitions made pursuant to this clause (iii) shall not be included in the calculation of the amount available for Acquisitions pursuant to the foregoing clause (i) or (ii).

8.8       Restricted Payments.

Solely during the Covenant Increase Period, the Borrower will not make any Restricted Payments, except that, notwithstanding the foregoing, each of the following shall be permitted: (i) the declaration of Dividends if the Leverage Ratio as of the most recently completed fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 7.1(a) or (b) as of the date of such declaration of Dividends would be less than the greater of (x) the then applicable Leverage Ratio in the table set forth in Section 7.2 less 0.25 to 1.00 and (y) 5.00 to 1.00, (ii) Dividends paid pursuant to a declaration made pursuant to the foregoing clause (i), and (iii) Share Repurchases if the Leverage Ratio as of the most recently completed fiscal quarter of the Borrower for which

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financial statements have been delivered pursuant to Section 7.1(a) or (b) would be less than or equal to 3.50 to 1.00.

SECTION 9

EVENTS OF DEFAULT

9.1              Events of Default.

An Event of Default shall exist upon the occurrence, and during the continuation, of any of the following specified events (each an “Event of Default”):

(a)               Payment. The Borrower shall default in the payment (i) when due of any principal of any of the Loans or any reimbursement obligation arising from drawings under Letters of Credit or (ii) within three Business Days of when due of any interest on the Loans or any fees or other amounts owing hereunder.

(b)               Representations. Any representation, warranty or statement made or deemed to be made by the Borrower herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

(c)               Covenants. The Borrower shall:

(i)                 default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, Section 7.3 or Section 7.10 or Section 8;

(ii)              default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.1 (excepting Section 7.1(e) for which the unremedied period shall only be five Business Days) and such default shall continue unremedied for a period of ten Business Days; or

(iii)            default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an Authorized Officer of the Borrower becoming aware of such default or notice thereof given by the Administrative Agent.

(d)               Other Credit Documents. (i) The Borrower shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an Authorized Officer of the Borrower becoming aware of such default or notice thereof given by the Administrative Agent, (ii) any Credit Document shall fail to be in full force and effect or the Borrower, or any future guarantor party thereto, shall so assert or (iii) any Credit Document shall fail to give the Administrative Agent and/or the

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Lenders the rights, powers and privileges purported to be created by such Credit Document.

(e)               [Reserved].

(f)                Bankruptcy, etc. The occurrence of any of the following with respect to the Borrower or any Domestic Subsidiary: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or such Domestic Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator, administrator or similar official of the Borrower or such Domestic Subsidiary or for any substantial part of its Property or ordering the winding up or liquidation of, or an administrator in respect of, its affairs, (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against the Borrower or any Domestic Subsidiary and such petition remains unstayed and in effect for a period of 60 consecutive days, (iii) the Borrower or any Domestic Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, administrator or similar official of such Person or any substantial part of its Property or make any general assignment for the benefit of creditors or (iv) the Borrower or any Domestic Subsidiary shall fail generally, or shall admit in writing its inability, to pay its debts as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

(g)               Defaults under Other Indebtedness. With respect to any Indebtedness in excess of $150,000,000 (other than Indebtedness outstanding under this Credit Agreement) of the Borrower or any of its Subsidiaries (A) such Person shall (x) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness or (y) default (after giving effect to any applicable grace period) in the observance or performance of any covenant or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders, if any) to require any such Indebtedness to become due prior to its stated maturity, (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof or (C) any such Indebtedness shall mature and remain unpaid.

(h)               Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Borrower and its Subsidiaries involving a liability of $150,000,000 or more, in the aggregate, (to the extent not paid, covered by insurance provided by a carrier who has acknowledged coverage or covered by an indemnification from Corning Incorporated or SmithKline Beecham PLC) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or

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(ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and non-appealable or (B) 60 days.

(i)                 ERISA. The occurrence of any of the following events or conditions which individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect: (i) any Plan (other than a Multiemployer Plan) shall fail to meet the “minimum funding standard” (as such term is defined in Section 302 of ERISA and Section 412 of the Code) applicable to each Plan, in each instance, whether or not waived, or any Lien shall arise on the assets of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan, other than a Multiemployer Plan, (ii) an ERISA Event shall occur or (iii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $150,000,000.

(j)                 Ownership. There shall occur a Change of Control.

9.2              Acceleration; Remedies.

Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may or shall, upon the request and direction of the Required Lenders, take the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for herein:

(a)               Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

(b)               Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other Indebtedness or obligations of any and every kind owing by the Borrower to any of the Lenders under the Credit Documents to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

(c)               Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

(d)               Enforcement of Rights. To the extent permitted by law, enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights of set-off.

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Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Borrower.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate “creditor” holding a separate “claim” within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute. Notwithstanding the foregoing, no Lender shall have any right individually to enforce any guarantee agreement delivered pursuant to Section 7.10, it being understood and agreed that all powers, rights and remedies thereunder may be exercised solely by the Administrative Agent on behalf of the Lenders and the relevant Issuing Lender in accordance with the terms thereof. Upon the execution of any guarantee pursuant to Section 7.10, each Lender will be deemed, by its acceptance of the benefits of such guarantee, to have agreed to the foregoing provisions.

9.3              Allocation of Payments After Event of Default.

Notwithstanding any other provisions of this Credit Agreement, after the exercise of any remedies by the Administrative Agent or the Lenders pursuant to Section 9.2 (or after any Event of Default that causes the Commitments to terminate and/or all of the Obligations to be due hereunder), all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses (including without limitation reasonable and documented out-of-pocket Attorney Costs) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents, pro rata as set forth below;

SECOND, to payment of any fees owed to the Administrative Agent, any Issuing Lender, the Swing Line Lender or any Lender, pro rata as set forth below;

THIRD, to the payment of all accrued interest payable to the Lenders hereunder, pro rata as set forth below;

FOURTH, to the payment of the outstanding principal amount of the Loans and unreimbursed drawings under Letters of Credit, and to the payment or cash collateralization of the outstanding LOC Obligations, pro rata as set forth below;

FIFTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses “FIRST” through “FOURTH” above; and

SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

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In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then-outstanding Loans, and LOC Obligations held by such Lender bears to the aggregate then-outstanding Loans and LOC Obligations of amounts available to be applied; and (c) to the extent that any amounts available for distribution pursuant to clause “FOURTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (i) first, to reimburse the Issuing Lenders from time to time for any drawings under such Letters of Credit and (ii) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FOURTH” and “FIFTH” above in the manner provided in this Section 9.3.

SECTION 10

AGENCY PROVISIONS

10.1          Appointment.

(a)               Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein which duties shall be administrative in nature, nor shall the Administrative Agent have or be deemed to have any fiduciary or trustee relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)               Each Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken by or omissions of any Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Section 10 included such Issuing Lender with respect to such acts or omissions and (ii) as additionally provided herein with respect to any Issuing Lender.

(c)               Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, Syndication Agent, Documentation Agents or Lead Arrangers listed on the cover page hereof

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shall have any powers, duties or obligations whatsoever under this Credit Agreement or the other Credit Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or an Issuing Lender.

10.2          Delegation of Duties.

The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through Affiliates, agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

10.3          Exculpatory Provisions.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein) or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of the Borrower or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower or any of its Affiliates.

10.4          Reliance on Communications.

(a)               The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been delivered to the Administrative Agent in accordance with Section 11.3(b). The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or

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any other Credit Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants, and their respective successors and assigns. Where this Credit Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

(b)               For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

10.5          Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be reasonably directed by the Required Lenders in accordance with Section 9.2; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

10.6          Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and Issuing Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any of its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender and Issuing Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person, any Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower hereunder. Each Lender and Issuing Lender also represents that it will, independently and without reliance upon any Agent-Related Person, any Issuing Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in

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taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender or Issuing Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.

10.7          Indemnification.

(a)               To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 11.5 to be paid by it to the Administrative Agent (or any sub-agent thereof), the relevant Issuing Lender or any Agent-Related Person of any of the foregoing, each Lender severally, not jointly, agrees to pay to the Administrative Agent (or any such sub-agent), each relevant Issuing Lender or such Agent-Related Person, as the case may be, such Lender’s Revolving Loan Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Issuing Lender in its capacity as such, or against any Agent-Related Person of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Issuing Lender in connection with such capacity.

(b)               Each Lender shall severally indemnify the Administrative Agent for (i) any Taxes attributable to such Lender and paid by the Administrative Agent (but only to the extent the Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower to do so), (ii) any taxes attributable to such Lender that are excluded from the definition of Taxes in Section 3.13(a) or 3.13(f) and that are paid by the Administrative Agent, (iii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 11.3(d) relating to the maintenance of a Participant Register and (iv) any liability arising from or with respect to any taxes described in clauses (i), (ii) or (iii) above (including any taxes imposed or asserted by any jurisdiction on amounts payable under this Section 10.7(b), penalties, interest and reasonable expenses).

10.8          Administrative Agent in Its Individual Capacity.

JPMorgan and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Capital Stock of and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though JPMorgan were not the Administrative Agent or an Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders and Issuing Lenders acknowledge that, pursuant to such activities, JPMorgan or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, JPMorgan shall have the same

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rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an Issuing Lender, and the terms “Lender” and “Lenders” include JPMorgan in its individual capacity.

10.9          Successor Agent.

The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders. If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders (such appointment, absent the existence of an Event of Default, to be subject to the consent of the Borrower, which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 11.5 and 11.9 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

10.10      Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)               to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable and documented out-of-pocket compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent) allowed in such judicial proceeding; and

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(b)               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable and documented out-of-pocket compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Credit Documents.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.11      Certain Lender Representations, Etc.

(a)               Each Lender represents and warrants, as of the date such Person became a Lender party hereto, to, and covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and the institutions named as Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Documentation Agents listed on the cover page hereof and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any of its Subsidiaries, that at least one of the following is and will be true:

(i)                 such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Commitments,

(ii)              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Commitments and this Credit Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Commitments and this Credit Agreement satisfies the requirements of

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sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Commitments and this Credit Agreement, or

(iv)             such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)               In addition, unless clause (i) of the immediately preceding paragraph is true with respect to such Lender or such Lender has not provided another representation, warranty and covenant as provided in clause (iv) of the immediately preceding paragraph, such Lender further represents and warrants, as of the date such Person became a Lender party hereto, to, and covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the institutions named as Bookrunners, Syndication Agent, Documentation Agents or Lead Arrangers on the cover page hereof and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any of its Subsidiaries, that:

(i)                 none of the Administrative Agent or any of the institutions named as Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Documentation Agents on the cover page hereof or their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by any Person under this Credit Agreement or any documents related to hereto or thereto),

(ii)              the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Commitments and this Credit Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)            the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Commitments and this Credit Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies,

(iv)             the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Commitments and this Credit Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Commitments and this Credit Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)               no fee or other compensation is being paid directly to the Administrative Agent or any of the institutions named as Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Documentation Agents on the cover page of this Credit

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Agreement or their respective Affiliates for investment advice (as opposed to other services) in connection with the Commitments or this Credit Agreement.

(c)               The Administrative Agent and the institutions named as Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Documentation Agents on the cover page of this Credit Agreement hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Commitments and this Credit Agreement, (ii) may recognize a gain if it extended the Commitments for an amount less than the amount being paid for an interest in the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 11

MISCELLANEOUS

11.1          Notices, Etc.

(a)               General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed by certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                 if to the Borrower, to the address, facsimile number, electronic mail address or telephone number specified for the Borrower on Schedule 11.1 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties;

(ii)              if to the Administrative Agent, to the Swing Line Lender or to JPMorgan in its capacity as an Issuing Lender, as follows: (a) if such notice relates to Loans denominated in Dollars or to a Letter of Credit, or does not relate to any particular Loan or Letter of Credit, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn, Floor L2, Chicago, IL 60603, United States, Attention of Nanette Wilson (Facsimile No. (844) 494-5663) with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, Floor 43, New York, New York 10017, United States, Attention of Joon Hur (Facsimile No. (855) 325- 5709), and (b) if such notice relates to Loans denominated in Euro, Sterling or an Alternative Currency, to J.P.Morgan Europe Limited, 125 London

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Wall, London, EC2Y-5AJ, United Kingdom, Attention of The Manager, Loan & Agency Services (Facsimile No. 44 (0) 207 777 2360) with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, Floor 43, New York, New York 10017, United States, Attention of Joon Hur (Facsimile No. (855) 325- 5709);

(iii)            if to Morgan Stanley Bank, N.A., in its capacity as an Issuing Lender, to Morgan Stanley Bank, N.A., 1000 Lancaster Street, Baltimore, MD 21202, United States, Attention of Morgan Stanley Loan Servicing (Facsimile No. (718) 233-2140) (Email: msloanservicing@morganstanley.com);

(iv)             if to Mizuho Bank, Ltd., in its capacity as an Issuing Lender, to Mizuho Bank, Ltd., 1800 Plaza Ten, Harborside Financial Ctr., Jersey City, NJ 07311, United States, Attention of Shirly Wu (Facsimile No. (201) 626-9941) (Email: LAU_USCorp2@mizuhocbus.com);

(v)               if to Wells Fargo Bank, N.A., in its capacity as an Issuing Lender, to Wells Fargo Bank, N.A., 401 N. Research Pkwy., Winston-Salem, NC 27101, United States, Attention of SBLC New (Email: SLBC-New@wellsfargo.com); and

(vi)             if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire provided by the Administrative Agent or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)               Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section 2 by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii)

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notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)               The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent-Related Persons have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)               Effectiveness of Facsimile or Electronically Transmitted Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile or other electronic means (e.g. “.pdf” or “.tif”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature transmitted by facsimile or other electronic means (e.g. “.pdf” or “.tif”).

(e)               Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

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(f)                Change of Address, Etc. Each of the Borrower, the Administrative Agent, each Issuing Lender and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each Issuing Lender and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

11.2          Right of Set-Off.

In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of the Borrower to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Borrower hereby agrees that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(d) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

11.3          Benefit of Agreement.

(a)               Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Loan Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

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(b)               Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including participations in LOC Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                 Minimum Amounts.

(A)             in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)              in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, shall not be less than $5,000,000 unless the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)              Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii)            Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and as set forth below:

(A)             the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, and such consent shall be deemed given if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been delivered to the Borrower;

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(B)              the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility unless such assignment is to a Lender or an Affiliate of a Lender;

(C)              the consent of each Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)             the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv)             Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)               No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)             No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.9, 3.12, 3.13, 3.14 and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)               Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Agency Service Address a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans

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owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, at any reasonable time and from time to time upon reasonable prior notice. In addition, the Register shall be available for inspection by any Lender as to entries pertaining to it at any reasonable time and from time to time upon reasonable prior notice.

(d)               Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, any Issuing Lender, the Swing Line Lender or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or any competitor of the Borrower identified in a letter dated the Prior Closing Date of the Borrower to the Administrative Agent (as such letter may be amended, amended and restated, supplemented or otherwise modified by the Borrower from time to time to identify additional Persons engaged in the business in which the Borrower is engaged), which letter shall be made available to the Lenders) (each, a “Loan Participant”), in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans; provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Each Lender that sells a participation pursuant to this Section 11.3(d) shall, acting as a non-fiduciary agent of the Borrower solely for the purpose of maintaining a register in order to satisfy the requirements of Section 5f.103-1(c) of the United States Treasury Regulations, maintain a register on which it records the name and address of each Loan Participant to which it has sold a participation and the principal amounts (and stated interest) of each such Loan Participant’s interest in the Loans or other rights and obligations of such Lender under this Credit Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Loan Participant or any information relating to a Loan Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any this Credit Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Loan Participant, agree to any amendment, waiver or other modification that would change the amount, interest rate or maturity of the Loans or any other matter that requires unanimous consent of all of the Lenders. Subject to subsection (e) of this Section, the Borrower agrees that each Loan Participant shall be entitled to the benefits of Sections 3.9, 3.12, 3.13 and 3.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Loan Participant also shall

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be entitled to the benefits of Section 11.2 as though it were a Lender, provided such Loan Participant agrees to be subject to Section 3.8 as though it were a Lender.

(e)               Loan Participant’s Rights. A Loan Participant shall not be entitled to receive any greater payment under Section 3.9, 3.12 or 3.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Loan Participant, unless the sale of the participation to such Loan Participant is made with the Borrower’s prior written consent. A Loan Participant that would be a foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.13 unless the Borrower is notified of the participation sold to such Loan Participant, the participating Lender provides the Borrower with an IRS Form W-8IMY and such Loan Participant agrees, for the benefit of the Borrower, to comply with Section 3.13 as though it were a Lender.

(f)                Unrestricted Assignments. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)               Special Purpose Entities. Notwithstanding anything to the contrary contained herein, so long as any action in accordance with this Section 11.3(g) does not cause increased costs or expenses for the Borrower, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof, (iii) no SPC shall have any voting rights pursuant to Section 11.6 and (iv) with respect to notices, payments and other matters hereunder, the Borrower, the Administrative Agent and the Lenders shall not be obligated to deal with an SPC, but may limit their communications and other dealings relevant to such SPC to the applicable Granting Lender. The funding of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent that, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Credit Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Credit Agreement, any SPC may disclose any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC so long as such disclosure is clearly designated as being made on a confidential basis. This Section 11.3(g) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPC at the time of such amendment.

(h)               Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be

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of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.4          No Waiver; Remedies Cumulative.

No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

11.5          Payment of Expenses; Indemnification.

(a)               The Borrower shall pay on demand:

(i)                 any and all Attorney Costs and reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Lead Arrangers and their respective Affiliates in connection with the drafting, negotiation and administration of the Credit Documents and any amendments thereto and the closing of the transactions contemplated thereby; and

(ii)              all reasonable and documented out-of-pocket costs and expenses (including fees and disbursements of in-house and other attorneys, appraisers and consultants) incurred by the Agents or the Lenders in any workout, restructuring or similar arrangements or, after an Event of Default, in connection with the protection, preservation, exercise or enforcement of any of the terms of the Credit Documents or in connection with any foreclosure, collection or bankruptcy proceedings;

provided, however, that Attorney Costs shall in each case be limited to the Attorney Costs of one counsel, but excluding the allocated cost of internal counsel and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions).

The foregoing costs and expenses shall include all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the reasonable and documented out-of-pocket cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. If requested by the Borrower, the Administrative Agent or a Lender, as applicable, will furnish to the Borrower, within 10 Business Days of such request, a

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certificate setting forth the basis in reasonable detail with respect to any amounts requested under this Section 11.5(a). All amounts due under this Section 11.5(a) shall be payable within 20 Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all Obligations.

(b)               Indemnification.

(i)                 The Borrower shall indemnify and hold harmless each Agent, each Lead Arranger, each Lender and their respective Related Parties of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, reasonable and documented out-of-pocket expenses and disbursements (including Attorney Costs, limited to the reasonable and documented out-of-pocket fees and expenses of one counsel representing all Indemnitees, taken as a whole, but excluding the allocated cost of internal counsel, and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as whole (and, in the case of an actual or perceived conflict of interest where any Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, those of another firm of counsel for each such affected Indemnitee and all other Indemnitees similarly situated))) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (A) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (B) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (C) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether commenced by the Borrower, any Indemnitee or any third party and whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available (x) to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties, (y) to any claim brought by the Borrower against any Indemnitee for a material breach of such Indemnitee’s (or its Related Parties’) obligations under this Credit Agreement or the other Credit Documents (to the extent such material breach is determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) to any liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements arising from actions, suits or proceedings (including any investigations or inquiries) by any Indemnitee against another Indemnitee (other than

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actions, suits, proceedings (including any investigations or inquiries) involving (a) alleged conduct or omission by the Borrower or its Affiliates or (b) against the Administrative Agent, any other Agent or any other arranger or bookrunner in its capacity as such). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Credit Agreement (except to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties), nor shall any Indemnitee have any liability for any special, punitive, indirect or consequential damages relating to this Credit Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Restatement Effective Date). All amounts due under this Section 11.5(b) shall be payable within 10 Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the Obligations.

(ii)              To the extent that the undertaking to indemnify and hold harmless set forth in Section 11.5(b)(i) may be unenforceable as violative of any applicable law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

11.6          Amendments, Waivers and Consents.

~~Neither~~Subject to Section 3.10(b) and (c), neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the Borrower; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby:

(a)               extend the Maturity Date of any Loan (except as permitted under Section 2.8) or extend or postpone the time for any payment or prepayment of principal of any Loan or unreimbursed drawing of any Letter of Credit;

(b)               reduce the rate or amount or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

(c)               reduce or waive the principal amount of any Loan or unreimbursed drawing of any Letter of Credit;

(d)               increase or extend the Commitment of a Lender (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

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(e)               release the Borrower from its obligations or consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents, or release any Domestic Subsidiary from its obligations under any guarantee agreement delivered pursuant to Section 7.10;

(f)                amend, modify or waive any provision of this Section 11.6 or Section 3.7 (or any other provision providing for the pro rata nature of payments or disbursements to Lenders), 3.8 or 9.1(a); or

(g)               reduce any percentage specified in the definition of Required Lenders.

Notwithstanding the above, (i) no provisions of Section 10 may be amended or modified without the consent of the Administrative Agent, (ii) no provisions of Section 2.2 may be amended or modified without the consent of any Issuing Lender and (iii) no provisions of Section 2.3 may be amended or modified without the consent of the Swing Line Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow the Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding.

If, in connection with any proposed amendment, waiver or consent requiring the consent of a greater percentage of the Lenders than the Required Lenders and the consent of the Required Lenders is obtained, but the consent of one or more other Lenders is not obtained (any such Lender which declares in writing that it will not provide such consent or whose consent is not obtained within the applicable period prescribed for such amendment, waiver or consent being referred to herein as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non-Consenting Lender, the Borrower may, within 45 days of such Lender becoming a Non-Consenting Lender, give notice in writing to the Administrative Agent and such Non-Consenting Lender of the Borrower’s intention to cause such Non-Consenting Lender to sell all of such Non-Consenting Lenders’ interests in its Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to one or more Assignment and Assumptions, such sale being without premium or discount. In the event of any such notice, such Non-Consenting Lender shall be required to sell and assign such interests (including all of its related rights and obligations) as provided in this Section. Any such sale of a Non-Consenting Lender’s Commitments must be to an Eligible Assignee and, unless otherwise agreed to by the Administrative Agent, the Borrower shall be solely responsible for sourcing such Eligible Assignee, at no cost or expense to the Administrative Agent or any Lender. Any such assignment to an Eligible Assignee pursuant to this Section shall be in accordance with clause (b)(iv) of Section 11.3. At any time during or after the period during which a proposed amendment, waiver or consent was pending, upon the request of the Borrower, the Administrative Agent shall promptly provide (but in any event within one Business Day) the Borrower with the names, contact information, Commitment percentages, principal balances and any other information reasonably requested for each Lender

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that, at the time of such request, was either a Non-Consenting Lender or had not yet decided whether or not to approve or consent to such amendment, waiver or consent.

11.7          Counterparts.

This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

11.8          Headings.

The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

11.9          Survival of Indemnification.

All indemnities set forth herein (including those set forth in Sections 3.9, 3.12, 3.13, 3.14 and 11.5), shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder. All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Extension of Credit, and shall continue in full force and effect as long as any Loan or any other Obligations hereunder shall remain unpaid or unsatisfied.

11.10      Governing Law; Venue; Jurisdiction.

(a)               THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Except as provided below in this paragraph, (i) each party hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any suit, action, proceeding, claim or counterclaim arising out of or relating to this Credit Agreement or any other Credit Document, or for recognition or enforcement of any judgment relating to this Credit Agreement or any other Credit Document, and (ii) each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action, proceeding, claim or counterclaim shall be brought only in such New York State or, to the extent permitted by law, in such Federal court, or in the courts (or, to the extent permitted by law, Federal courts) of the State of New Jersey. The Borrower irrevocably consents to the service of process in any suit, action, proceeding, claim or

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counterclaim with respect to this Credit Agreement or any other Credit Document by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction. The Borrower agrees that a final judgment in any suit, action, proceeding, claim or counterclaim in any court referred to above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 11.10(a) is intended to impair the Borrower’s right under applicable law to appeal or seek a stay of any judgment.

(b)               The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid suits, actions, proceedings, claims or counterclaims arising out of or in connection with this Credit Agreement or any other Credit Document in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such suit, action, proceeding, claim or counterclaim brought in any such court has been brought in an inconvenient forum.

11.11      Waiver of Jury Trial; Waiver of Consequential Damages.

EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Each of the parties hereto agrees not to assert any claim against any other party hereto, any of its Affiliates, or any of their respective directors, officers, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein; provided that nothing contained in this sentence shall limit the Borrower’s indemnity obligations under Section 11.5(b).

11.12      Severability.

If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

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11.13      Further Assurances.

The Borrower agrees, upon the reasonable request of the Administrative Agent, to promptly take such actions, as reasonably requested, as is necessary to carry out the intent of this Credit Agreement and the other Credit Documents.

11.14      Confidentiality.

Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives, excluding equity security departments and their members (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to either (i) an agreement containing provisions substantially the same as those of this Section or (ii) the standard confidentiality undertaking on an IntraLinks or similar website, to (i) any assignee of or Loan Participant in, or any prospective assignee of or Loan Participant in, any of its rights or obligations under this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the prior written consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower, which source is not known by the applicable Agent, Issuing Lender or Lender to have breached any confidentiality obligation by its disclosure of the Information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Credit Agreement and information about this Credit Agreement to market data collectors, credit ratings agencies, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Credit Agreement, the other Credit Documents and the Loans.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the Prior Closing Date, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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11.15      Non-Public Information.

Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Credit Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to and agrees with the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws and (iii) it will cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI.

11.16      Entirety.

This Credit Agreement together with the other Credit Documents, the JPMorgan Engagement Letter and the Fee Letters represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters, engagement letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein; provided, that provisions of commitment letters or engagement letters to which the Borrower and the Agents and their Affiliates are party will survive the execution and delivery of this Credit Agreement to the extent expressly provided therein.

11.17      Binding Effect; Continuing Agreement.

(a)               This Credit Agreement shall become effective when it shall have been executed and delivered by the Borrower and the Administrative Agent, and the Administrative Agent shall have received copies hereof (faxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns.

(b)               This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, LOC Obligations, interest, fees and other Obligations have been paid in full (other than contingent obligations for which no claim has been made) and all Commitments and Letters of Credit have been terminated (or, in the case of Letters of Credit, the LOC Obligations have been cash collateralized). Upon termination, the Borrower shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents; provided that should any payment, in whole or in part, of the Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any

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Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Obligations.

11.18      PATRIOT Act Notice.

Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower or any future guarantor, which information includes the name and address of the Borrower or any future guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower or any future guarantor in accordance with the PATRIOT Act.

11.19       No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Credit Agreement provided by the Agents, the Lenders, the Issuing Lenders and the Lead Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agents, the Lenders, the Issuing Lenders and the Lead Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) each of the Agents, the Lenders, the Issuing Lenders and the Lead Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Agents, the Lenders, the Issuing Lenders or Lead Arrangers has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Agents, the Lenders, the Issuing Lenders and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents, the Lenders, the Issuing Lenders or the Lead Arrangers has any obligation to disclose any of such interests to the Borrower or any of its Affiliates.

11.20      Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect

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of any such sum due from it to any Agent or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to promptly return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

11.21      Acknowledgment and Consent to Bail-In of EEAAffected Financial Institutions.

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)               the application of any Write-Down and Conversion Powers by an ~~EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)               the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Credit Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

QUEST DIAGNOSTICS INCORPORATED
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Issuing Lender, Swing Line Lender and a Lender
By:
Name:
Title:

[Signature Page to Second Amended and Restated Credit Agreement]

MORGAN STANLEY BANK, N.A., as an Issuing Lender and a Lender
By:
Name:
Title:

[Signature Page to Second Amended and Restated Credit Agreement]

MIZUHO BANK, LTD., as an Issuing Lender and a Lender
By:
Name:
Title:

[Signature Page to Second Amended and Restated Credit Agreement]

WELLS FARGO BANK, N.A., as an Issuing Lender and a Lender
By:
Name:
Title:

[Signature Page to Second Amended and Restated Credit Agreement]

[NAME OF INSTITUTION], as a Lender
By:
Name:
Title:

By:[1]
Name:
Title:

1 For any Lender requiring a second signature line.

[Signature Page to Second Amended and Restated Credit Agreement]

SCHEDULE 1.1(a)
COMMITMENT AMOUNTS
LENDING OFFICE

SCHEDULE 2.2
EXISTING LETTERS OF CREDIT

SCHEDULE 6.10
LITIGATION

SCHEDULE 8.1
INDEBTEDNESS

SCHEDULE 8.2
LIENS

SCHEDULE 8.6
AFFILIATE TRANSACTIONS

SCHEDULE 11.1
NOTICES

Exhibit 2.1(b) to
Credit Agreement

FORM OF NOTICE OF BORROWING

Exhibit 2.1(e)
to Credit Agreement

FORM OF REVOLVING NOTE

Exhibit 2.3(b)

to Credit Agreement

FORM OF
SWING LINE LOAN REQUEST

Exhibit 2.3(d) to

Credit Agreement

FORM OF
SWING LINE LOAN NOTE

Exhibit 2.4 to

Credit Agreement

FORM OF NOTICE OF CONTINUATION/CONVERSION

Exhibit 3.13(f) to
Credit Agreement

FORM OF

CERTIFICATE OF NON-BANK STATUS FOR FOREIGN ENTITIES

Exhibit 7.1(c) to

Credit Agreement

FORM OF OFFICER’S CERTIFICATE

Exhibit 7.10 to
Credit Agreement

[FORM OF]

GUARANTEE AGREEMENT

Exhibit 11.3(b) to
Credit Agreement

FORM OF ASSIGNMENT AND ASSUMPTION